SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

OHIO CASUALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OHIO CASUALTY CORPORATION

9450 Seward Road

Fairfield, Ohio 45014

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held May 16, 2007

April 4, 2007

To the Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Ohio Casualty Corporation (the “Company”) will be held in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014, on Wednesday, May 16, 2007, at 10:30 a.m., local time, for the following purposes:

(1)	To elect the following individuals as directors for a term expiring in 2010 (Class II):

Terrence J. Baehr	Stanley N. Pontius	Ronald W. Tysoe

(2)	To approve the adoption of The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers.

(3)	To ratify the appointment of Ernst & Young, LLP as independent public accountants for the fiscal year 2007.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Holders of record of common shares of the Company as of the close of business on March 1, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of March 1, 2007, there were 59,904,525 common shares outstanding. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting.

By Order of the Board of Directors,

Debra K. Crane, Senior Vice President,

General Counsel and Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE FOR MAILING IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. INSTRUCTIONS FOR DOING SO ARE PROVIDED IN THE PROXY STATEMENT AND ON THE PROXY CARD.

OHIO CASUALTY CORPORATION

9450 Seward Road

Fairfield, Ohio 45014

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

You are receiving this proxy statement and proxy card from us because you own common shares of Ohio Casualty Corporation (the “Company”). This proxy statement describes the proposals on which the Board of Directors would like you to vote and gives you information to make an informed voting decision. The Board of Directors is also asking for your proxy to be used at the Annual Meeting of Shareholders. This proxy statement and form of proxy will be mailed to shareholders beginning on or about April 4, 2007.

VOTING AT THE ANNUAL MEETING

Date, Time and Place of the Meeting

We will hold the Annual Meeting of Shareholders (the “Annual Meeting”) in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014, at 10:30 a.m., local time, on Wednesday, May 16, 2007, and at any adjournment thereof.

Who Can Vote

Record holders of the Company’s common shares at the close of business on March 1, 2007, are entitled to notice of and to vote at the Annual Meeting. On the record date, 59,904,525 common shares were issued and outstanding. Each outstanding common share will be entitled to one vote on each matter. Common shares of the Company are referred to in this proxy statement as “shares”.

Quorum for the Meeting

A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether a quorum is present at the Annual Meeting. In the event that a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

Election of Directors. The nominees for director who receive the greatest number of the votes cast in person or by proxy at the Annual Meeting will be elected directors of the Company. Instructions to withhold authority to vote will not count “FOR” or “AGAINST” the election of directors, because directors are elected by a plurality of votes cast. A properly executed proxy marked “WITHHELD” will be counted for purposes of determining whether there is a quorum.

Other Items. For any other proposal, the affirmative vote of the holders of a majority of the issued and outstanding shares as of the record date for the Annual Meeting, represented in person or by proxy, will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Participants in Dividend Reinvestment Plan and Employee Savings Plan. If the shareholder is a participant in the Company’s Dividend Reinvestment Plan or a participant in The Ohio Casualty Insurance

Company Employee Savings Plan, the enclosed proxy represents the number of shares held on account of the participant in those plans as well as shares held of record by the participant. With respect to participants in the Employee Savings Plan, the proxy also serves as the voting instruction card to the Plan trustee and represents the shareholder’s proportional interest in shares beneficially held by the trustee.

Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to matters brought before the meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How You Can Vote

You may attend the Annual Meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of the nominees identified in this Proxy Statement, FOR approval of The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers, FOR ratification of the appointment of Ernst & Young LLP as independent public accountant for fiscal year 2007, and in accordance with the decision of the proxy holder upon submission of any other matter at the annual meeting.

•

Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using the personal control number located on your proxy card. If you vote by telephone, you should not return your proxy card.

•

Voting by Internet. You can also vote on the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal control number located on your proxy card. If you vote on the Internet, you should not return your proxy card.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•

Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Facsimile: (513) 603-2208

Attention: Debra K. Crane, Senior Vice President,

    General Counsel and Secretary

Email to: debra.crane@ocas.com

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 5% of the Company’s outstanding shares:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares (1)
T. ROWE PRICE ASSOCIATES, INC. 100 E. Pratt Street Baltimore, Maryland 21202	4,999,300	(2)	8.35%

DIMENSIONAL FUND ADVISORS, INC. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	4,805,191	(3)	8.02%

(1)	Based on 59,904,525 shares, the number of shares outstanding as of March 1, 2007.

(2)	Based upon information contained in a Schedule 13G filed February 14, 2007 with the Securities and Exchange Commission (“SEC”) by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported that it has sole voting power for 586,800 shares and sole dispositive power for 4,999,300 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based upon information contained in a Schedule 13G filed February 9, 2007, with the SEC by Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional reported sole voting power and sole dispositive power for 4,805,191 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the reported shares, and Dimensional disclaims beneficial ownership of such shares.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS

AND NOMINEES FOR ELECTION AS DIRECTOR

As of March 1, 2007, the directors of the Company, the nominees for election as directors, the named executive officers in the Summary Compensation Table, and all executive officers and directors of the Company as a group, beneficially owned shares of the Company as set forth in the table below:

Name of Individual or Group	Number of Common Shares Beneficially Owned(1)		Options Exercisable Within 60 Days	Shared Investment/ Voting Power Over Employees Retirement Plan Shares(2)	Total		Percent of Class(3)
Terrence J. Baehr	10,019		39,000		49,019

Jack E. Brown	27,367		39,000		66,367

Catherine E. Dolan	16,128		33,000		49,128

Philip G. Heasley	8,579		12,000		20,579

Robert A. Oakley	7,328		9,000	534,464	16,328	(5)

Stanley N. Pontius	28,280		39,000	534,464	67,280	(5)

Jan H. Suwinski	15,579		8,000		23,579

Ronald W. Tysoe	1,250		3,750	534,464	5,000	(5)

Michael L. Wright	2,496		8,000		10,496

Dan R. Carmichael	230,038	(4)	1,634,703		1,864,741		3.1%

Michael A. Winner	4,671		85,922		90,593

Debra K. Crane	17,526	(4)	36,395		53,921

Ralph S. Michael III	33,335	(4)	14,000		47,335

Paul J. Gerard	2,901		—		2,901

All Executive Officers, Current Directors and Nominees as a Group (16 Persons)	409,294		1,980,473	534,464	2,389,767		3.99%

(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares, and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2)	Consists of 534,464 shares held in the Company’s Employees Retirement Plan on December 31, 2006 as to which the named individuals share voting and investment power solely by reason of being members of the Finance Committee that oversees the investment activities of the Employees Retirement Plan. Messrs. Oakley, Pontius and Tysoe disclaim beneficial ownership of these shares.

(3)	Percentages are listed only for those individuals who are the beneficial owners of more than 1% of the outstanding shares.

(4)	The share ownership for Messrs. Carmichael and Michael includes 5,668 and 587 shares, respectively, held for the accounts of these individuals by the trustee of the Company’s Employee Savings Plan. Ms. Crane’s share ownership includes 1,335 shares held in an account in the same plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.

(5)	Share ownership totals for Messrs. Oakley, Pontius and Tysoe do not include the shares held in the Company’s Employees Retirement Plan.

ELECTION OF DIRECTORS

The Board of Directors has nominated the 3 persons named under Class II in the following table for election at the Annual Meeting for three-year terms expiring in 2010. In the event that any one or more of the nominees unexpectedly becomes unavailable for election, the shares represented by the proxies received will be voted in accordance with the best judgment of the proxy holders for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The proxies will not be voted for more than 3 nominees.

Name and Age(1)	Position with Company and/or Principal Occupation or Employment During Last Five Years	Director Since
Nominees: Class II: Term Expiring in 2010

Terrence J. Baehr, 56	Managing Director for Prudential Financial Account, IBM Corporation since 2004 and Vice President, Sales, Americas East Region, IBM Corporation, White Plains, New York since 2000.	1999

Stanley N. Pontius, 60	President, FourQuarterCircle, LLC, Loveland, Ohio, since 2005. Lead Director of the Company since 2003; previously, Chairman of the Company from 2001 to 2003. Also, Chairman of the subsidiaries of the Company since 2001. Former Director of First Financial Bancorp, Hamilton, Ohio, 1991 to 2003; Former President & CEO of First Financial Bancorp from 1998 to 2003; and Former Chairman of the Board of First Financial Bancorp’s principal subsidiary, First Financial Bank, Hamilton, Ohio from 1998 to 2003.	1994

Ronald W. Tysoe 54	Senior Advisor for Perella Weinberg Partners, LP, since 2006. Former Vice Chairperson of Federated Department Stores, Inc. from 1990 to 2006. Director of Federated Department Stores, Inc. from 1988 to 2005. Other directorships: E. W. Scripps Company, Canadian Imperial Bank of Commerce.	2006

Name and Age(1)	Position with Company and/or Principal Occupation or Employment During Last Five Years	Director Since
Directors Whose Terms Continue Beyond the Annual Meeting:
Class III: Term Expiring in 2008

Dan R. Carmichael, 62	President, Chief Executive Officer and Director of the Company since 2000; CEO and Director of The Ohio Casualty Insurance Company, West American Insurance Company, American Fire and Casualty Company, Ohio Security Insurance Company, Avomark Insurance Company, Ohio Casualty of New Jersey, Inc. and OCASCO Budget, Inc. (collectively, “subsidiaries”) since May 2004. President of the above subsidiaries from December 2000 to May 2004. Other directorships: Alleghany Corporation, Platinum Underwriters Holdings, Ltd.	2000

Catherine E. Dolan, 49	Senior Vice President, Wachovia Bank, N.A. (formerly First Union National Bank), Charlotte, North Carolina since 2000.	1994

Philip G. Heasley, 57	President and CEO of Transaction Systems Architects, Inc. since 2005. Former Chairman and Chief Executive Officer of First USA, a subsidiary of Bank One, from 2000 to 2003. Other directorships: Fidelity National Financial, Inc. and Kintera, Inc.	2002

Michael A. Wright, 56	Senior Vice President and Chief Administrative Officer of Amerihealth Mercy Health Plan since 2006. Former Vice President, Information Services, Clarian Health Partners from 2005 to 2006; former Chief Operating Officer, Morris Associates from 2004 to 2005; Former Senior Vice President and Chief Operating Officer of CNA Insurance, Nashville, Tennessee, 2002 to 2004; Former Managing Partner of Technology Partners International, Houston, Texas, 2000 to 2002.	2004

Name and Age(1)	Position with Company and/or Principal Occupation or Employment During Last Five Years	Director Since
Class I: Term Expiring in 2009

Jack E. Brown, 63	Senior Advisor to Nielsen, Inc., Parent of Global BASES, effective January 1, 2007. Former CEO, The Devine Group, Cincinnati, Ohio from 2005 to 2006. Former Executive Vice President, Global AC Nielsen, Covington, Kentucky from 2002 to 2006; Past Chairman, BASES, from 1986 to 2002; Senior Advisor to CEO of VNU, Inc., New York, New York, from 2002 to 2005. Other directorships: Ohio National Life Insurance and AAA Allied Group.	1994

Robert A. Oakley, 60	Arthur Shepard Executive-In-Residence, Fisher College of Business, The Ohio State University, Columbus, Ohio, since February 2003. Previously Executive Vice President and Chief Financial Officer, Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc. from 1995 to retirement in January, 2003.	2003

Jan H. Suwinski, 65	Professor of Business Operations, The Johnson Graduate School of Management at Cornell University in Ithaca, New York since 1997. Other directorships: Tellabs, Inc. and Thor Industries, Inc.	2002

(1)	Ages are listed as of the date of the Annual Meeting.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Guidelines

The Board has adopted the following governance documents: Corporate Governance Principles (governing the structure and functioning of the Board and its committees), Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers. These documents are available on our Company’s Website, www.ocas.com under Corporate Governance.

Board Committees and Meetings

The Board of Directors has five standing committees: Audit, Compensation and Development, (the “Compensation Committee”), Executive, Finance and Governance. Committee and committee chair assignments are made annually by the Board at its meeting immediately following the annual meeting of shareholders. All members of these committees, with the exception of the Executive Committee, are independent directors as defined by the NASDAQ Stock Market’s Listing Standards. The current members of each Committee are:

Audit:	Catherine E. Dolan (Chair), Philip G. Heasley, Robert A. Oakley and Ronald W. Tysoe

Compensation & Development:	Jan H. Suwinski (Chair), Jack E. Brown, Philip G. Heasley and Michael L. Wright

Executive:	Stanley N. Pontius (Chair), Jack E. Brown and Dan R. Carmichael

Finance:	Robert A. Oakley (Chair), Stanley N. Pontius and Ronald W. Tysoe

Governance:	Terrence J. Baehr (Chair), Jack E. Brown, Stanley N. Pontius, Jan H. Suwinski and Michael L. Wright

The Board of Directors held five meetings during 2006. All directors with the exception of Mr. Wright attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served during the year.

The Audit Committee held ten meetings during 2006. The Board has determined that each of Ms. Dolan and Messrs. Heasley, Oakley and Tysoe qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. For a more detailed description of the role of the Audit Committee, see Report of the Audit Committee on page 42.

The Compensation and Development Committee held eight meetings during 2006. In addition to determining the compensation of the Executive Officers including the Chief Executive Officer and administering the Company’s executive stock option plans, the Compensation and Development Committee also carries out the activities described in the Compensation Discussion and Analysis section on page 14.

The Finance Committee held five meetings in 2006. The Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management and investment of the Company’s invested assets and finance and capital matters of the Company, including debt and equity.

The Governance Committee held four meetings during 2006. The Governance Committee promotes the effective operation of the Board of Directors through proper committee composition, nominee selection and effective task distribution.

The Executive Committee did not meet during 2006. The Executive Committee is empowered to exercise certain powers of the Board of Directors in the management of the Company between regularly scheduled meetings of the Board of Directors on matters that cannot reasonably be postponed until the next Board meeting. The power of the Executive Committee to act on behalf of the Board is subject to any limitations imposed by law on the Board. The Committee also has no authority to elect directors to fill vacancies on the Board; to fill committee vacancies; to remove officers; to amend, alter or repeal the Code of Regulations; to declare dividends; or to fix director compensation.

Executive Sessions of Independent Directors

In 2006, the independent directors of the Board met in six executive sessions without management present. The various committees of the Board also met in eight executive sessions in 2006.

Board Committee Charters

Each committee has a written charter, which may be found at www.ocas.com/corporate.

Director Attendance at Annual Meeting of Shareholders

As stated in the Company’s Corporate Governance Principles, our directors are expected to attend the Annual Meetings of Shareholders. All of the directors attended the 2006 annual meeting of the Company’s shareholders held on May 17, 2006.

Director Independence

The Company’s Corporate Governance Principles require that a majority of its directors qualify as independent directors under the listing standards of the Nasdaq Stock Market. Accordingly, a director must be determined to have no material relationship with the Company other than as a director in order to be considered independent. The Board has determined that all directors except Dan R. Carmichael are independent pursuant to the Company’s Corporate Governance Principles. Mr. Carmichael is considered an inside director because of his employment as the President and Chief Executive Officer of the Company.

In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and other companies at which some of the directors hold positions or have been executive officers, directors or shareholders. In each case, the amount of transactions from these companies in each of the last three years did not approach the thresholds set forth in the listing standards of the Nasdaq Stock Market. The Board also considered charitable contributions to not-for-profit organizations of which the directors or immediate family members hold positions, none of which approached the levels set forth in the listing standards of the Nasdaq Stock Market. Lastly, the Board also considered transactions and relationships, if any, between any member of the director’s immediate family and the Company and its subsidiaries and affiliates. The section below identifies the relationships or arrangements considered in determining the independence of each non-employee director:

Terrence J. Baehr	Mr. Baehr serves as the Managing Director for Prudential Financial Account, IBM Corporation (“IBM”). IBM provides hardware and software products and services to Ohio Casualty Corporation and its affiliates.

Jack E. Brown	Mr. Brown serves as Senior Advisor for Nielsen, Inc., Parent of Global BASES and as director of AAA Allied Group. AAA Allied Group provides corporate travel services for the Company and travel services for company sponsored agent meetings.

Catherine E. Dolan	Ms. Dolan serves as Senior Vice President of Wachovia Bank, which provides certain banking and insurance agency services for the Company.

Philip G. Heasley	Mr. Heasley serves as the President and Chief Executive Officer of Transaction Systems Architects, Inc. There are no business relationships between the Company and Mr. Heasley, his immediate family members or Transaction Systems Architects, Inc.

Robert A. Oakley	Mr. Oakley is a professor at Fisher School of Business at Ohio State University, Columbus, Ohio. There are no business relationships between the Company and Mr. Oakley, his immediate family members or the Fisher School of Business at Ohio State University.

Stanley N. Pontius	Mr. Pontius is the President of FourQuarterCircle, LLC. There are no business relationships between the Company and Mr. Pontius, his immediate family members or FourQuarterCircle, LLC.

Jan H. Suwinski	Mr. Suwinski is employed as Professor of Business Operations at Cornell University. He also serves on the Board of Ivans, Inc. The Company’s affiliates purchase software products and services from Ivans, Inc.

Ronald W. Tysoe	Mr. Tysoe serves as Senior Advisor to Perella Weinberg Partners, LP. There are no business relationships between the Company and Mr. Tysoe, his immediate family members or Perella Weinberg Partners, LP.

Michael L. Wright	Mr. Wright is employed as Senior Vice President and Chief Administrative Officer of Amerihealth Mercy Health Plan. There are no business relationships between the Company and Mr. Wright, his immediate family members or Amerihealth Mercy Health Plan.

Audit Committee Independence

Each director of the Audit Committee has been determined by the Board of Directors to be independent as defined by the Nasdaq Marketplace Rule 4200(A)(15) and the listing standards relating to Audit Committees under SEC Rule 10A-3. Both of these documents are posted on the Company’s website, www.ocas.com under Corporate Governance.

Review of Related Party Transactions

The Board of Directors has adopted a written policy to be followed in connection with all related party transactions involving directors and executive officers of the Company. Pursuant to this policy and as specified in the Governance Committee Charter, the Governance Committee reviews related party transactions of the Company. At each regularly scheduled Governance Committee meeting, management presents and discusses any related party transactions proposed to be entered into by the Company, including the aggregate value of such transactions. After review, the Governance Committee disapproves or approves and recommends each transaction for full Board consideration. The terms of the policy require management to update the Committee at each subsequently scheduled meeting as to any material change to those transactions that were previously approved.

Stock Ownership Guidelines for Non-Employee Directors

Each non-employee director is expected, within five years from the date of appointment or election, to accumulate and retain thereafter a minimum of 7,500 common shares and/or performance units of the Company, at a minimum rate of 1,500 shares and/or performance units of the Company per year. Directors shall refrain from engaging in the sale of Company shares until the cumulative target ownership for that particular year has been achieved and maintained. The Governance Committee will evaluate whether exceptions should be made to this requirement for any director. The table below presents stock ownership information relating to the non-employee directors as of March 1, 2007:

Name	Aggregate Share Ownership Target	Number Of Shares Owned as of 3/1/07 (1)	Ownership Status

(a)	(b)	(c)	(d)
Terrence J. Baehr	7,500	14,456	Achieved
Jack E. Brown	7,500	27,367	Achieved
Catherine E. Dolan	7,500	24,925	Achieved
Philip G. Heasley	7,500	8,579	Achieved
Robert A. Oakley	7,500	7,328	—
Stanley N. Pontius	7,500	40,899	Achieved
Jan H. Suwinski	7,500	15,579	Achieved
Ronald W. Tysoe	7,500	2,519	—
Michael L. Wright	7,500	2,496	—

(1)	Includes performance units of the Company credited under the Directors Deferred Compensation Plan.

DIRECTOR FEES AND OTHER COMPENSATION

Each director who is not an employee of the Company, except for the lead director of the Board, receives an annual retainer of $30,000 for services as a director of the Company. Stanley N. Pontius, as lead director of the Board, receives an annual retainer of $75,000. Each non-employee director of the Company also receives $1,500 plus expenses for each meeting attended in person and $500 per meeting attended via teleconference.

The chairs of the Audit Committee and Finance Committee each receive an annual fee of $15,000 and the chairs of the Governance Committee and Compensation and Development Committee each receive an annual fee of $10,000 for such services.

Non-employee directors may elect to defer all or a part of the cash compensation they earn for services as directors in performance shares or cash. For 2006, interest on cash compensation deferred was calculated at a rate equal to the yield reported in the Company’s annual report on Form 10-K for the taxable fixed income portfolio as of December 31, 2005. Performance shares are equivalent in value to the Company’s shares, but the performance shares have no voting rights. Performance shares accrue dividends at the rate declared by the Board of Directors on regular shares. All fees deferred in performance shares are payable only in cash.

In 2006, each non-employee director received a stock option grant of 3,000 shares with a five-year term, subject to six-month holding period. Each non-employee director also received a restricted stock grant of 1,000 shares subject to a six-month restriction period.

The following table shows the compensation paid by the Company to the non-employee directors for 2006:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Name (1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)(5)	Total ($)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Terrence J. Baehr	54,000		29,160	27,918	0	0	1,784	112,862
Jack E. Brown	45,000	(6)	29,160	27,918	0	0	205	102,283
Catherine E. Dolan	62,000		29,160	27,918	0	0	17,241	136,319
Philip G. Heasley	49,000		29,160	27,918	0	0	205	106,283
Robert A. Oakley	69,000		29,160	27,918	0	0	205	126,283
Stanley N. Pontius	96,000	(6)	29,160	27,918	0	0	22,953	176,031
Jan H. Suwinski	63,000		29,160	27,918	0	0	205	120,283
Ronald W. Tysoe	56,000	(6)	29,160	27,918	0	0	546	113,624
Michael L. Wright	42,500		29,160	27,918	0	0	205	99,783

1.	Dan R. Carmichael, employee director of the Company, did not receive any additional compensation for services rendered as a director in 2006.

2.	In 2006, all non-employee directors received an annual retainer of $30,000 with the exception of Mr. Pontius, who received $75,000 for serving as lead director of the Board. The Chairs of the various committees received an annual retainer as follows: Ms. Dolan, Audit Committee: $15,000; Mr. Suwinski, Compensation and Development Committee: $10,000; Mr. Oakley, Finance Committee: $15,000 and Mr. Baehr, Governance Committee: $10,000. Non-employee directors also received a meeting fee of $1,500 plus expenses for each Board meeting and $500 for each meeting held via teleconference.

3.	Value of 1,000 restricted shares granted on May 18, 2006 pursuant to the Ohio Casualty Corporation 2005 Incentive Plan. These restricted shares were subject to a six-month forfeiture period, and all shares vested by year end.

4.	Value of 3,000 stock options granted on May 18, 2006 pursuant to the Ohio Casualty Corporation 2005 Incentive Plan per share based on the Black-Scholes Single Option Method assuming a 4.5 year life, 32.00% volatility, 5.093% interest rate and 1.0% dividend rate. These options were granted at 100% of the fair market value of Ohio Casualty Corporation shares on the grant date and have a five-year term. All shares vested by year end. As of December 31, 2006, the value and number of options held by directors were as follows: Mr. Baehr, $1,162,590 (39,000); Mr. Brown, $1,162,590 (39,000); Ms. Dolan, $983,730 (33,000); Mr. Heasley, $357,720 (12,000); Mr. Oakley, $268,290 (9,000), Mr. Pontius, $1,162,590 (39,000); Mr. Suwinski, $238,480 (8,000), Mr. Tysoe, $111,787 (3,750) and Mr. Wright, $238,480 (8,000).

5.	All Other Compensation includes dividends in the amount of $180 earned by directors during the year on the restricted shares granted on May 18, 2006. Also includes interest earned on director fees deferred under the Directors Deferred Compensation Plan in the following amounts: Ms. Dolan, $13,894 and Mr. Pontius, $18,240. Also includes dividends earned on the director fees deferred in performance shares under the Directors Deferred Compensation Plan for 2006 in the following amounts: Mr. Baehr, $1,579, Ms. Dolan, $3,142, Mr. Pontius, $4,508 and Mr. Tysoe, $341.

6.	Includes director fees deferred under the Directors Deferred Compensation Plan in the following amounts: Ms. Dolan, $47,000 deferred in cash; Mr. Pontius, $75,000 deferred in cash; and Mr. Tysoe, $37,500 deferred in performance shares.

DIRECTOR NOMINATION PROCESS

The Governance Committee assists in the operations of the Board through proper committee composition, nominee selection and effective task distribution and shaping the corporate governance principles. The Governance Committee also assists the Board in identifying and evaluating candidates for election or appointment to the Board and assessing the continuing independence of the members of the Board. The Governance Committee will consider those candidates for director recommended by shareholders who meet the Board Membership Criteria contained in the Company’s Corporate Governance Principles. These criteria include, among other things, experience, knowledge and skills that complement existing board competencies as determined by a self-assessment of the current Board of Directors; expertise, integrity, diversity, ability to make independent analytical inquiries; understanding of the Company’s business environment; and, willingness to devote adequate time and effort to Board responsibilities. The Governance Committee is also responsible for assessing the appropriate balance of criteria required of Board members.

A shareholder who wishes to recommend a director candidate for consideration by the Governance Committee should send a recommendation in writing to Debra K. Crane, Senior Vice President, General Counsel and Secretary, 9450 Seward Road, Fairfield, Ohio 45014. For the 2008 Annual Meeting, shareholders should submit their recommendations for director candidates no later than February 15, 2008. A shareholder must also comply with the requirements set forth in the Company’s Code of Regulations which are more fully explained on page 47 of this proxy statement under “Shareholder Proposals and Nominations.” Every submission must include a statement of the qualifications of the nominee, a consent signed by the candidate evidencing a willingness to serve as a director if elected, and a commitment by the candidate to meet personally, if requested, with the Governance Committee members.

The Company has not previously paid any third party a fee to assist in the process of identifying or evaluating candidates.

COMMUNICATIONS WITH THE BOARD

Shareholders may communicate, anonymously if preferred, with our Board or any of the directors by calling 1-888-270-5939 or by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014. All shareholder communications are compiled by the Corporate Secretary for Board review. Communications will be distributed to the Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communications.

COMPENSATION DISCUSSION AND ANALYSIS

1. What is the scope of authority of the Compensation and Development Committee?

The Board of Directors (“Board”) delegates to the Compensation and Development Committee (the “Committee”) its responsibilities related to establishing compensation for executive officers and oversight of the Company’s compensation and benefit practices. The Committee reviews and approves the Company’s executive compensation policies, practices and systems, and administers the Company’s stock and non-stock based incentive plans. We strive to establish compensation levels competitive in the employment market and supportive of the long-term interests of the shareholders. The Committee consists of four non-employee directors all of whom are considered independent under Nasdaq’s listing standards. We have a written charter that is reviewed annually and we formally assess our performance against the charter annually. Shareholders can learn more about the Committee’s purpose, responsibilities, structure and other details by reading our charter which can be found in the corporate governance section of the Company’s website, www.ocas.com.

2. What is the role of executive officers in the compensation process?

Mr. Carmichael serves as an adviser to the Committee regarding the compensation of executive officers reporting to him. Mr. Carmichael provides us with information on performance and other factors we may want to consider in determining compensation levels. Mr. Carmichael’s compensation is set by the Committee with the advice of an outside compensation consultant.

3. Does the Committee hire outside compensation consultants to help with the compensation programs?

The Committee contracts directly with Towers Perrin, a leading compensation consulting firm. The consultant routinely advises us on matters that come before us, providing us with analysis and recommendations. We seek recommendations from the consultant on such topics as compilation and analysis of market data, annual incentive plan design and targets, long-term incentive plan design and targets, development of executive contracts and/or employment offers, pricing of new or revised executive positions, trends in executive compensation and other executive compensation consulting services. The Committee has the authority to appoint, retain, compensate, evaluate, and terminate the consultant. In fulfilling our responsibilities, we regularly discuss with representatives of Towers Perrin their responsibilities with respect to advising us on executive compensation matters.

4. What are the objectives of the Company’s compensation programs?

There are several key objectives of the Company’s compensation programs: to support and drive business objectives and shareholder interests; to create value for the Company by providing a cost-effective, competitive total compensation package that enables the Company to attract and retain qualified executive candidates for leadership roles; to motivate and reward these executives for creating short- and long-term value for the Company.

The Company has several principles that guide its executive compensation programs and practices. These include:

•	Provide a total rewards package that attracts, retains, and motivates the qualified key executives the Company desires to lead the organization.

•	Provide a mix of compensation opportunities that are competitive with our peers, yet internally equitable among similar positions within the Company.

•

Ensure compensation of executives is consistent with performance at the Company, business unit and individual level, rewarding for exceptional performance and ensuring consequences for unacceptable performance.

•	Ensure executives have a clear understanding of expected performance and the programs, practices, and rewards available to them.

•	Align executive compensation with the interests of shareholders.

5. What are the compensation programs designed to reward?

The compensation programs are designed to incent achievement of short- and long-term business objectives. Details of each element of the compensation program are described later in this discussion. In addition to Company performance, the compensation programs take into account individual performance. The programs are intended to reward exceptional performance while ensuring consequences for below-target performance.

6. What are the factors considered by the Company in determining the compensation of its executives?

The Committee considers multiple factors when recommending to the Board the compensation of executive officers, including its determination of base pay and target payout levels on the annual incentive program and long-term incentive program. One factor considered is the market comparison for similar positions in similar industries. Two sets of market comparison data are reviewed, data for the property and casualty insurance industry and data for the broader financial services industry. The property and casualty insurance industry data is more directly relevant to our business, but we also use the broader financial services industry as we frequently are competing with non-insurance, financial organizations in our efforts to hire and retain executives. We also consider the scope and impact of the executive’s role, whether the executive has accomplished expected business objectives, and the executive’s value to the Company. Payout under the annual incentive program is based on Company performance and modified up or down based on individual performance. Payout under the long-term incentive program is based on Company performance on an internal measure and modified up or down based on an external measure comparing Company performance to peers. Question 8 includes additional details about the factors impacting specific compensation plans.

7. What is each element of compensation?

Major elements of executive officer compensation are base pay, the annual incentive plan (AIP), the long-term incentive plan (LTIP) and benefits.

Base Pay: Base pay is the annual salary paid to an executive for the job he/she performs. It reflects the executive’s level of responsibility, qualifications and experience. It does not include any direct or indirect compensation received from benefits, bonuses, or other short- or long-term incentive plans. Base pay is reviewed annually, but increases to base pay are not necessarily granted annually. Base pay increases are dependent on Company performance, peer group compensation comparisons and the individual executive’s performance.

Annual Incentive: The AIP is a short-term variable pay plan that is designed to reward the accomplishment of specific results. Under the Company’s 2006 AIP, executive officers have the opportunity to be eligible to receive a cash bonus based primarily on corporate performance. Targets are established for each performance measure in the AIP at the beginning of the performance period. Targets are based on the expected performance of the Company as outlined in the operational plan which is approved by the Board. The 2006 AIP uses two measures of Company performance—after-tax operating income and controllable expense ratio. Individual performance is used as a modifier in the AIP. Other participants in the AIP who are in business units also have a portion of their AIP based on business unit results. Performance of each of the three business segments is measured based on gross written premium and calendar year combined ratio.

Long-Term Incentive: The LTIP is a variable pay plan designed to reward the accomplishment of specific results beyond a one-year period. The LTIP is intended to promote a long-term focus and to align the interests of executives with those of our shareholders. Under the Company’s 2006 LTIP, which has a three-year performance period, an executive has the opportunity to be eligible to receive an award granted 50% in stock units (to be granted in stock) and 50% in cash if certain performance objectives are met. The 2006 LTIP award uses two measures of Company performance—an internal measure of cumulative operating income modified by an external measure of total shareholder return relative to peers. Questions 8 and 9 include additional information on the LTIP.

Benefits: The Company provides its executive officers various benefits under the programs established by the Company as listed below:

Employee Savings Plan and Excess Benefit Plan:

The Employee Savings Plan (ESP) is a defined contribution plan available to full time and some part-time employees ages 18 or over. Participants can invest before tax or after tax dollars up to 32% of eligible compensation into a variety of investment options. The Company matches 100% of the first 3% of salary contributed by the participant and 50% of the next 2% of salary contributed by the participant with a maximum of 4% in Company matching contributions. At the Board’s discretion, additional Company contributions may be made for eligible employees with 10 or more years of service as of July 1, 2004. The only executive officer eligible for this additional contribution is Ms. Crane. The Board made these additional contributions in 2006. Also at the Board’s discretion, a profit sharing contribution may be made to the accounts of eligible employees based upon an established profitability target. The profit sharing contribution is generally deposited into eligible employees’ accounts during the first quarter of the following calendar year. In February 2006, the Board did authorize a profit sharing program based on projected 2006 performance and projected operating income of the Company.

The Excess Benefit Plan is a non-qualified, unfunded plan available to participants in the ESP who meet an IRS-imposed limit. The Internal Revenue Code limits both the amount of compensation that can be taken into account when computing contributions to the ESP and the total amount that can be contributed. If either limit is reached by a participant, he/she becomes eligible for the Excess Benefit Plan. Company contributions that would have been made to the ESP if a limit had not been reached are made to the Excess Benefit Plan instead. Employee contributions to the Plan are not permitted.

The Employees Retirement Plan and Benefit Equalization Plan:

The Company maintains the Employees Retirement Plan, a non-contributory qualified defined benefit plan (the “ERP”) for all eligible employees. Benefits under the ERP are guaranteed to participants who have completed 5 or more years of vesting service.

Benefits accrued under the ERP through June 30, 2004 were frozen as of June 30, 2004 and will be paid on a monthly basis upon retirement to eligible employees at age 65 as long as they have completed five years of service or in reduced amounts upon retirement prior to age 65 so long as they have completed ten years of service. Post June 30, 2004 benefits accrued under the ERP are based on years of participation, final average salary, and age when the participant begins to receive benefits. Benefits can be paid as a lump sum or as monthly payments.

The Company has also adopted a Benefit Equalization Plan (the “BEP”). The purpose of the BEP is to provide eligible participants with the amount of Company-provided benefits that would been provided under the ERP but for the limitations imposed by the Internal Revenue Code. The BEP is a non-qualified, non-contributory plan for a small group of highly compensated employees who are eligible to participate if he/she is a participant in the ERP and his/her benefit from that plan is reduced by application of the Internal Revenue Code. Benefits from the BEP are paid in a lump sum. The BEP is an unfunded Plan and the beneficiaries and other persons claiming a benefit under the BEP have only the rights of general unsecured creditors and do not have any interest in or right to any specific assets of the Company. Because the benefit accrued under the BEP is directly tied to the benefit accrued under the ERP, a portion of the BEP has also been frozen. The portion of the BEP benefit tied to the ERP benefits accrued through June 30, 2004 were frozen as of June 30, 2004. The portion of the BEP benefit tied to the ERP benefits accrued after June 30, 2004 continue to accrue.

Perquisites: With the exception of Mr. Carmichael, executive officers are provided with perquisites that have a total value less than $10,000. This includes the value of all perquisites listed below. Per Mr. Carmichael’s employment agreement, he receives supplemental financial planning in addition to the standard perquisites for executive officers. The value of each perquisite is shown in the All Other Compensation Detail Table.

Officer Benefit Plan:

Executive officers are provided the Officer Benefit Plan at no cost to allow reimbursement for certain eligible expenses. The Officer Benefit Plan is a menu or cafeteria-style plan in which officers may choose which of the eligible expenses they will have reimbursed. Eligible expenses include such items as computers and communication equipment for the home; financial planning, tax preparation or retirement planning services; club memberships and exercise equipment; furniture for a home office; certain insurance premiums (including long term care, homeowners, auto, personal umbrella, life or accidental death insurance not provided as an employee). Officers may be reimbursed to a net maximum of $4,700. Because the Company grosses up this amount to cover the tax impact, the cost of the benefit to the Company is between $6,719 and $7,937 per officer depending on the officer’s tax situation. In addition to the $4,700 provided as an officer benefit allowance, Mr. Carmichael receives supplemental financial planning reimbursement as agreed to in his employment contract.

Executive Physical:

Executive officers are eligible for an executive physical program to supplement the preventive care provided through the Company’s health insurance plan which is available to all employees. Expenses for the comprehensive executive physical are reimbursed at 100% up to the plan maximum. This benefit is provided to executive officers as the Company has a vested interest in maintaining the health of its executive officers.

Accidental Death and Dismemberment Insurance:

Executive officers are provided Accidental Death and Dismemberment insurance beyond what is available to all employees, with a $550,000 limit.

8. Why does the Company choose to pay each element?

Base Pay

Base pay is provided as the basic cash compensation paid to the executive for performing his/her job responsibilities. It is intended to reflect the executive officer’s level of responsibility and individual performance over a period of time.

Annual Incentives

Each executive officer is eligible to participate in the Company’s AIP, along with other officers, managers and high level technical employees. The AIP is intended to reward for the achievement of particular Company objectives for 2006.

The AIP is a bonus plan based on the achievement of annual objectives. At the start of the performance period (calendar year), target levels of performance on the measures are recommended by management based on the Company’s financial plan and approved by the Committee. A minimum trigger for corporate after-tax operating income must be achieved for any bonus to be paid. The Plan is structured in a matrix format such that target awards are paid only if the Company achieves target performance on both corporate after-tax operating income and controllable expense ratio. To earn the annual incentive, the Company must achieve certain performance levels on each measure used and the individual must achieve his/her individual objectives for the year.

Other non-executive officers in business units that participate in the AIP also have a portion of their AIP based on gross written premium and calendar year combined ratio results for the business units.

Long-Term Incentives

Each executive officer of the Company is eligible to participate in the Company’s LTIP. The LTIP is designed to incent participants’ contributions to the Company over a long-term period. It is intended to promote a long-term focus and to align the interests of participants with the interests of shareholders by rewarding for the long-term success of the company.

The LTIP for 2006 is a performance-based plan awarding stock units and cash. Half of the target award opportunity in 2006 is provided through performance-based stock units and half through a cash opportunity. The number of stock units is determined at the time of the award grant, so that the value of these units increases or decreases with the stock price over the performance period. The performance-based stock unit is equal in value to a share of the Company’s stock. Its value increases or decreases with the stock price over the performance period. These stock units will convert to actual shares of stock if the Company meets certain performance requirements. To earn the performance-based stock units and cash, the Company must meet certain objectives over a defined performance period.

The Company chooses to pay half of the LTIP award in the form of stock in an effort to further link the wealth of the executive with the success of the Company and ensure appropriate alignment with shareholder interests. A portion of the award is settled in cash to facilitate holding of the stock. It is expected that the cash portion can be used by the executive officer to pay taxes on the stock so that the executive is better able to hold the stock and continue to have a significant investment in the long-term future of the Company.

Benefits and Perquisites

The Excess Benefit Plan and Benefit Equalization Plan are designed to offset various IRS-imposed limitations on the qualified plans. Other benefits and perquisites provided to executive officers are designed to attract and retain key talent and provide executives with benefit plans and programs that are competitive with our peers.

9. How does the Company determine the amount and formula for each element?

In determining the competitiveness of total compensation, each compensation element and the total compensation package are compared to market data. For compensation purposes, the market consists of similar positions in similarly sized companies in the property and casualty insurance industry and in the financial services industry. Both sets of data are reviewed by the Committee. We do not limit the review of competitiveness to the peer companies identified for financial/performance comparison, as the Company competes with a larger group of companies for talented employees. The total compensation of executive officers other than Mr. Carmichael is targeted at the market median. When Mr. Carmichael joined the Company in 2000, the Committee decided to target his total compensation at the 75th percentile. We made the decision to continue targeting Mr. Carmichael’s total compensation at the 75th percentile in his employment agreement beginning December 1, 2005 in acknowledgement of the Company’s improvement in key metrics during Mr. Carmichael’s original five-year term with the Company.

Base Pay

Base pay of executive officers is reviewed annually by the CEO and the Committee to ensure it is appropriate given the individual’s job responsibilities, performance, and market data for similar positions. Base pay is reviewed at other times in the year if there have been substantial changes in responsibilities or other triggering events. Increases to base pay are provided only if deemed appropriate to keep base pay at a competitive level consistent with individual performance. If increases to base pay are provided to executive officers, the increases are based on the corporate budget for merit increases, the competitiveness of the individual’s current base pay, and the performance of the individual against established objectives and critical behaviors. The outside consultant provides the Committee with market data for each executive. The CEO reviews this information and recommends to us whether any increase to base pay should be considered. We review the CEO’s recommendation and make a recommendation to the Board for approval.

While base pay is reviewed annually, executive officers do not automatically receive base pay increases annually. None of the executive officers received a base pay increase in 2006. The base pay of CEO Dan Carmichael has remained unchanged since joining the Company in December 2000. Instead, we have emphasized rewarding for annual and long-term Company performance through the incentive programs described below.

Annual Incentives

The performance period for the AIP covers January through December of each fiscal year. The purpose and structure of the AIP, as well as target payouts under the AIP are reviewed by the Committee annually, and the Committee recommends the plan to the Board. Expectations for performance on measures are established for the performance period and approved at the first Committee meeting of the year for that performance period (typically February). A target bonus percentage is then established for each position eligible for the AIP. The target bonus percentage is based on recommendations of the outside consultant using market data to evaluate competitiveness. The target bonus percentage is stated as a percent of base pay. For executive officers, the 2006 target bonus percentages ranged from 35% to 90%. From 2005 to 2006, there was an increase of 37% on the performance level required to reach target payout on the metric that was consistent between the two years. This continued the practice of increasing targets year over year when targets were exceeded in the prior year.

The 2006 AIP used two measures of corporate performance—corporate after-tax operating income and controllable expense ratio. These measures were chosen to reflect key focus areas for the Company in 2006. Corporate operating income is defined as net income excluding realized gains and losses and the cumulative effect of accounting changes. We chose to use operating income because it measures sustained underwriting performance, a critical focus for the Company. By including investment income, the after-tax operating income measure ensures investment returns are considered in the management of insurance operations. Realized gains and losses are excluded since they are large and variable, potentially overwhelming insurance operations results.

The second measure used in the 2006 AIP is the controllable expense ratio. Controllable expenses are determined as the sum of general operating expenses, loss adjustment expenses and investment expenses, less commissions, premium taxes and assessments, and legal defense costs—paid and reserved. To calculate the controllable expense ratio, this sum of controllable expenses is divided by earned premiums. The controllable expense ratio is included in the 2006 AIP to increase focus on the short-term issue of managing expenses.

Performance on the measures is evaluated after the conclusion of the performance period, and reviewed with the Committee at their first meeting of the following year, at which time decisions regarding payout will be made. Actual payout under the AIP is determined by actual performance on the measures compared to target performance. Payout amounts increase or decrease from target payout levels to the extent actual Company performance is better or worse than target performance within plan limits. Payout amounts are then adjusted based on the extent to which the participant achieved his/her stated individual objectives for the year. Decisions regarding payout under the AIP are made by the Committee at that time, and then paid by the Company as soon as administratively feasible, typically March 15. The Committee approves payouts under the Plan. The AIP award is paid as a cash bonus. Under the terms of the AIP document, we have the discretion to alter the amount of payment of any bonus under this Program in accordance with the guidelines established by the Committee for such purpose. The Committee did not exercise such discretion in the 2006 plan.

Long-Term Incentives

The LTIP uses a three-year performance period, which matches the time frame for which the Company typically sets strategic goals and projects financial performance. The purpose and structure of the plan, as well as target payouts under the plan, are approved by the Committee annually. The Committee then recommends the plan to the Board. Expectations for performance on measures are established at the beginning of the performance period and approved at the first Committee meeting of the performance period at which the targets are available (typically February of the first year of the three-year period). The performance period for the 2006 award began January 1, 2006 and ends December 31, 2008. Grants were made as of the date on which the Committee approved the award. Performance on the measures will be evaluated after the conclusion of the performance period, and reviewed with the Committee, at which time decisions regarding payout will be made. Targets for measures included in the plan are not adjusted during the three-year performance period.

A target value is established for each position eligible for the LTIP. The target value is based on recommendations of the outside consultant using market data to evaluate competitiveness. The target value consists of a target cash amount and a target number of Ohio Casualty Corporation shares based on stock price at the time.

For the 2006-2008 performance period, awards will be earned based on two measures of performance, cumulative after-tax operating income and relative total shareholder return. Cumulative after-tax operating income is defined as net income over the three-year period excluding realized gains and losses and the cumulative effect of accounting changes. We chose to use cumulative after-tax operating income because it measures sustained underwriting performance over the three-year period. By including investment income, the after-tax operating income measure ensures investment returns are considered in the management of insurance operations. Realized gains and losses are excluded since they are large and variable, potentially overwhelming insurance operations results.

Relative total shareholder return is also used as a measure in the 2006 LTIP. Total shareholder return is defined as the rate of return over the three-year period reflecting stock price appreciation plus cash equivalent distributions and reinvestment of cash dividends paid. Relative total shareholder return will be evaluated by comparing the Company’s total shareholder return to the total shareholder returns of a group of industry peers defined by the Company. Total shareholder return is included to provide an additional link to shareholders and to provide a basis for measuring relative performance against peers. In general, the peer group selection of seventeen companies was designed to represent those companies most similar to the Company from the perspective of an investor. Peer companies include: American Financial Group Inc., The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corporation, The Commerce Group Inc., Erie Indemnity Company, The Hanover Insurance Group Incorporated, Harleysville Group Incorporated, The Hartford Financial Services Group Incorporated, Mercury General Corporation, Safeco Corporation, Selective Insurance Group Incorporated, The St. Paul Travelers Companies Incorporated, State Auto Financial Corporation, United Fire & Casualty Company, Unitrin Incorporated, and White Mountains Insurance Group Ltd. The peer characteristics considered included the following: publicly traded companies focused on property and casualty insurance business; mix of large national market companies and smaller regional companies; distribution primarily through the independent agency channel; and product mix focused on either commercial, specialty or personal lines. The selection of peer companies is subject to Board approval.

Award size will depend on actual results versus planned results. First, actual three-year cumulative after-tax operating income will be compared to target three-year cumulative after tax operating income. After a determination is made regarding the percentage of the total award earned based on operating income, total shareholder return (TSR) will be compared to a group of industry peers. To the extent the Company outperforms its peers on TSR, the stock unit and performance cash awards will be increased by applying a multiplier. If TSR is below the median of the peer group, awards will be decreased below the target level. For TSR performance at the median, awards will be paid at the level indicated by our operating income performance. Individual performance does not impact the calculation of the award.

The award will be granted 50% in stock units and 50% in cash. The value of the stock unit portion of the award varies based on percent of target shares paid out and market price of shares when paid. The LTIP is based solely on the long-term performance of the Company.

10. How does the Committee determine grant dates of equity awards?

Equity awards granted to Mr. Carmichael in 2006 were pursuant to his employment agreement. Restricted stock was granted on the effective date of his employment agreement. Freestanding Stock Appreciation Rights were granted on the effective date of his employment agreement and as soon as practicable after the Board’s first regular meeting in 2006, as defined in the Employment Agreement. Regular grants under the LTIP are made as of the date of Committee approval of the long-term incentive plan.

11. How does each element and the Company’s decision regarding that element fit into the overall compensation strategy of the Company and affect decisions regarding other elements?

To ensure a complete picture of executive compensation, the Committee reviews tally sheets setting forth all components of compensation for the executive officers of the Company. The tally sheets include a specific review of dollar amounts for salary, bonus, perquisites and long-term incentive compensation for 2006, the value of unexercised stock options and restricted stock awards, and the actual projected payout obligation under the Company’s qualified and non-qualified retirement plans in which the executives participate. In addition to compensation paid in the year, the tally sheets show the value of stock owned, the value of vested stock options, and the accrued amounts in qualified and non-qualified defined benefit and defined contribution plans in which the executive is vested.

In addition to the tally sheets, we review information provided by our compensation consultant. Each year, the compensation consultant prepares a report on the competitiveness of each element of compensation (including base pay, annual incentive, and long-term incentive), total cash compensation and total direct compensation.

Management reviews all available information in conjunction with knowledge of the officer’s performance and any changes in responsibilities to recommend to the Committee whether there should be any changes to the officer’s target compensation. We determine appropriate compensation levels for executive officers after review of the report from the outside consultant, review of management’s recommendation, review of performance of executive officers, and discussion with the outside consultant. Generally, these decisions are made within the first quarter of the year. Compensation decisions may be made by the Committee at other times during the year for special circumstances, such as the hiring of a new executive officer or significant changes in the responsibilities of an executive officer.

The Company believes that compensation of executive officers should be consistent with the contributions of that person to the success of the Company. Target compensation is structured such that the CEO receives approximately 25% of his compensation in base pay, 25% of his compensation in annual incentives, and 50% of his compensation in long-term incentives. Other executive officers receive approximately 35-50% of target compensation in base pay, 20-25% in annual incentives, and the remainder in long-term incentives. This ensures that executive officers have a significant portion of their total target compensation tied to Company performance through the annual incentive or long-term incentive.

Each element of compensation is offered to the executive to accomplish a specific purpose as described in Question 8. Some elements of compensation are designed to be “pay at risk” such that payment to the executive occurs only if the Company and/or the executive achieve certain performance levels. The value of these pay elements may vary based on level of performance. It is the Committee’s belief that the executive will bear the burden of this risk, receiving higher compensation for exceptional performance and lower compensation for lower performance. The variances represent the employee’s risk/reward associated with the compensation element. As such, amounts actually realized by such pay at risk elements are not taken into account when the Committee determines other compensation elements.

12. Has the Company established stock ownership requirements for its executive officers?

The Company believes that the wealth of senior executives should be tied to the interests of our shareholders. Therefore, stock ownership requirements are in place for all executive officers. These guidelines are intended to encourage ownership of stock, a focus on our shareholders, and an interest in the long-term success of the Company. The table below shows the required share ownership, the date by which that number of shares is expected to be acquired, and the number of shares currently owned. Share ownership guidelines are expressed in terms of percentage of base pay, and then converted into the number of shares based on the share price at the time.

Name	Share Ownership Target	Target Date For Share Ownership	Number of Shares Owned as of 03/1/07

(a)	(b)	(c)	(d)
Dan R. Carmichael	89,286	April 30, 2008	230,038
Michael A. Winner	11,054	May 31, 2009	4,671
Debra K. Crane	5,183	April 30, 2008	17,526
Ralph S. Michael III	26,524	May 31, 2009	33,335
Paul J. Gerard	5,102	March 31, 2010	2,901

13. What is the Company’s policy with regard to qualifying compensation to preserve deductibility?

The Committee does not have a policy that requires its executive compensation programs to qualify as performance-based compensation under Section 162(m) of the Code. However, we continually endeavor to maximize the deductibility of the compensation paid to executive officers and carefully consider the net cost and value to the Company and its shareholders of its compensation policies. For example, LTIP awards in July 2005 and February 2006 were made from the 2005 Incentive Plan, a shareholder approved plan which includes performance measures and is expected to qualify under Section 162(m) of the Code. Additionally, pursuant to the provisions of the 2005 Agreement, to the extent the deductibility of any compensation payable to Mr. Carmichael is limited or eliminated by application of Code Section 162(m), the amount subject to that reduction or elimination will be paid after January 15th of the calendar year beginning after Mr. Carmichael ceases employment or after the earliest date permitted under Code Section 409(a)(2)(B)(i). The Committee is seeking shareholder approval for an AIP for executive officers that would be in effect beginning in 2008 and would allow the Plan to be considered performance-based compensation under Section 162(m).

14. What arrangements are in place regarding post-termination compensation?

The Company and its subsidiary, The Ohio Casualty Insurance Company, have entered into change in control agreements with each of Dan R. Carmichael, Michael A. Winner, Debra K. Crane, Ralph S. Michael III and Paul J. Gerard. The change in control agreements have one-year terms that automatically renew for successive one-year periods, unless the agreement is terminated earlier. Payments under these agreements are triggered upon the occurrence of a “change in control,” which generally includes a sale or merger of the Company, a change in a majority of the directors, or the acquisition by a person or group of 20% or more of the Company’s outstanding common shares, and coupled with an employment event.

As part of the change in control agreements, the executive agrees that:

•	the executive will not terminate employment during activity that may result in a change in control of the Company, except for disability or retirement.

•

for one year (two years for Mr. Carmichael) after termination in a change in control, the executive will not (i) solicit any Company employee to leave his/her employment; (ii) recruit or solicit any agent, policyholder or other person with a business relationship with the Company to end or reduce the relationship; or (iii) provide services for a competitor;

•	the executive will keep Company information confidential; and

•	in exchange for the payments contemplated by the change in control agreement, the executive releases the Company from any claims or causes of action against the Company related to employment.

If the Company terminates the executive’s employment without cause (as defined in the agreement) or if the executive terminates employment for “good reason” (as defined in the agreement) during the six months before or the twenty-four months following a change in control, the Company will make the following payments to the executive:

•	unpaid compensation and benefits and for unused vacation days;

•	the cost to maintain Company health insurance for the COBRA coverage period;

•

an amount equal to the present value of net amounts accrued under deferred compensation arrangements with the executive, calculated as if the executive had been employed by the Company for an additional 24 months (36 months for Mr. Carmichael);

•	reimbursement for up to $15,000 ($25,000 for Mr. Carmichael) in outplacement services; and

•	an amount equal to:

•	two years’ base pay (Mr. Carmichael is entitled to receive one year’s base pay plus his base pay for the remainder of his employment agreement or two times his base pay, whichever is less) and

•

two times the executive’s annual bonus (in the case of Mr. Carmichael, his last annual bonus multiplied by three years or the amount of years and partial years left on his employment agreement, whichever is less).

In addition, the executive’s outstanding stock options and other cash and equity grants will become exercisable and restrictions will lapse. Mr. Carmichael will also receive an allowance up to $15,000 per year for three years after termination for financial, tax, and estate planning.

If the sum of these payments would constitute “excess parachute payments” under the Internal Revenue Code, then the Company will either reimburse the executive for any excise tax incurred by the executive, or reduce the amounts paid so that the total payment is less than the amount that would be an “excess parachute payment,” whichever results in the greater after-tax amount to the executive.

Payments to an executive under termination scenarios other than a change in control are governed by the relevant benefit plan documents related to the specific payment type and any employment agreements between the executive and the Company. Details of eligible compensation in various termination scenarios are shown in the table below.

Potential Payments Upon Termination or Change in Control

	CIC ($)(1)		CIC ($)(2)	Death or Disability ($)		Retirement ($)		Termination for Cause ($)	Voluntary Termination ($)	Involuntary not for cause— displacement ($)	Involuntary not for cause— other terms ($)

	(a)		(b)	(c)		(d)		(e)	(f)	(g)	(h)
Dan R. Carmichael
Base Pay	0		0	0		0		0	0	1,400,000	1,400,000
Annual Incentive(3)	880,268		880,268	880,268		880,268		0	0	1,260,000	1,260,000
2005 LTI(4)	1,209,102		1,209,102	1,209,102		1,209,102		0	0	945,000	945,000
2006 LTI(5)	525,000		525,000	296,274	(9)	296,274	(9)	0	0	525,000	525,000
Unused Vacation	1,346		959	959		959		959	959	959	959
Healthcare (COBRA)(6)	25,020		0	0		0		0	0	12,510	12,510
Outplacement	25,000		0	0		0		0	0	25,000	0
Estate/Financial Planning	45,000		0	0		0		0	0	0	0
Employee Savings Plan	84,000		0	0		0		0	0	0	0
Employees Retirement Plan	527,877		0	0		0		0	0	0	0
Stock Options (Unvested and Accelerated)	1,014,107		1,014,107	1,014,107		1,014,107		0	0	1,014,107	1,014,107
Restricted stock (Unvested and Accelerated)	2,235,750		2,235,750	2,235,750		2,235,750		0	0	0	0
Severance	5,738,250	(7)	0	0		0		0	0	80,769	0
Tax Gross-Up(8)	5,415,670		0	0		0		0	0	0	0
Total	17,726,390		5,865,186	5,636,460		5,636,460		959	959	5,263,345	5,157,576

	CIC ($)(1)		CIC ($)(2)	Death or Disability ($)		Retirement ($)		Termination for Cause ($)	Voluntary Termination ($)	Involuntary not for cause— displacement ($)	Involuntary not for cause— other terms ($)

	(a)		(b)	(c)		(d)		(e)	(f)	(g)	(h)
Ralph S. Michael III
Base Pay	0		0	0		0		0	0	0	0
Annual Incentive(3)	364,682		364,682	364,682		364,682		0	0	364,682	0
2005 LTI(4)	352,138		352,138	352,138		352,138		0	0	352,138	352,138
2006 LTI(5)	152,862		152,862	86,287	(9)	86,287	(9)	0	0	86,287	86,287
Unused vacation	12,548		12,548	12,548		12,548		12,548	12,548	12,548	12,548
Healthcare (COBRA)(6)	19,176		0	0		0		0	0	0	0
Outplacement	15,000		0	0		0		0	0	15,000	0
Estate/Financial Planning	0		0	0		0		0	0	0	0
Employee Savings Plan	34,800		0	0		0		0	0	0	0
Employee Retirement Plan	0		0	0		0		0	0	0	0
Stock options (Unvested and Accelerated)	131,320		131,320	131,320		131,320		0	0	131,320	131,320
Restricted Stock (Unvested and Accelerated)	447,150		447,150	447,150		447,150		0	0	0	0
Severance	1,372,426	(10)	0	0		0		0	0	33,461	0
Tax Gross-Up(8)	1,090,034		0	0		0		0	0	0	0
Total	3,992,136		1,460,700	1,394,125		1,394,125		12,548	12,548	995,436	582,293

	CIC ($)(1)		CIC ($)(2)	Death or Disability ($)		Retirement ($)		Termination for Cause ($)	Voluntary Termination ($)	Involuntary not for cause— displacement ($)	Involuntary not for cause— other terms ($)

	(a)		(b)	(c)		(d)		(e)	(f)	(g)	(h)
Michael A. Winner
Base Pay	0		0	0		0		0	0	0	0
Annual Incentive(3)	230,646		230,646	230,646		230,646		0	0	230,646	0
2005 LTI(4)	168,383		168,383	168,383		168,383		0	0	168,383	168,383
2006 LTI(5)	73,117		73,117	41,260	(9)	41,260	(9)	0	0	41,260	41,260
Unused Vacation	8,080		8,080	8,080		8,080		8,080	8,080	8,080	8,080
Healthcare (COBRA)(6)	27,384		0	0		0		0	0	0	0
Outplacement	15,000		0	0		0		0	0	15,000	0
Estate/Financial Planning	0		0	0		0		0	0	0	0
Employee Savings Plan	24,010		0	0		0		0	0	0	0
Employee Retirement Plan	0		0	0		0		0	0	0	0
Stock Options (Unvested and accelerated)	376,893		376,893	376,893		376,893		0	0	376,893	376,893
Restricted Stock (Unvested and accelerated)	74,525		74,525	74,525		74,525		0	0	0	0
Severance	1,293,559	(10)	0	0		0		0	0	23,086	0
Tax Gross-Up(8)	776,915		0	0		0		0	0	0	0
Total	3,068,512		931,644	899,787		899,787		8,080	8,080	863,348	594,616

	CIC ($)(1)		CIC ($)(2)	Death or Disability ($)		Retirement ($)		Termination for Cause ($)	Voluntary Termination ($)	Involuntary not for cause— displacement ($)	Involuntary not for cause— other terms ($)

	(a)		(b)	(c)		(d)		(e)	(f)	(g)	(h)
Debra K. Crane
Base Pay	0		0	0		0		0	0	0	0
Annual Incentive(3)	199,715		199,715	199,715		199,715		0	0	199,715	0
2005 LTI(4)	111,818		111,818	111,818		111,818		0	0	111,818	111,818
2006 LTI(5)	48,573		48,573	27,399	(9)	27,399	(9)	0	0	27,399	27,399
Unused Vacation	0		0	0		0		0	0	0	0
Healthcare (COBRA)(6)	16,680		0	0		0		0	0	0	0
Outplacement	15,000		0	0		0		0	0	15,000	0
Estate/Financial Planning	0		0	0		0		0	0	0	0
Employee Savings Plan	35,614		0	0		0		0	0	0	0
Employee Retirement Plan	87,322		0	0		0		0	0	0	0
Stock Options (Unvested and accelerated)	80,060		80,060	80,060		80,060		0	0	80,060	80,060
Restricted Stock (Unvested and accelerated)	208,670		208,670	208,670		208,670		0	0	0	0
Severance	1,123,224	(10)	0	0		0		0	0	100,099	0
Tax Gross-Up(8)	704,375		0	0		0		0	0	0	0
Total	2,631,051		648,836	627,662		627,662		0	0	534,091	219,277

	CIC ($)(1)		CIC ($)(2)	Death or Disability ($)		Retirement ($)		Termination for Cause ($)	Voluntary Termination ($)	Involuntary not for cause— displacement ($)	Involuntary not for cause— other terms ($)

	(a)		(b)	(c)		(d)		(e)	(f)	(g)	(h)
Paul J. Gerard
Base Pay	0		0	0		0		0	0	0	0
Annual Incentive(3)	139,968		139,968	139,968		139,968		0	0	139,968	0
2005 LTI(4)	99,779		99,779	99,779		99,779		0	0	99,779	99,779
2006 LTI(5)	38,722		38,722	21,834	(9)	21,834	(9)	0	0	21,834	21,834
Unused vacation	13,846		13,846	13,846		13,846		13,846	13,846	13,846	13,846
Healthcare (COBRA)(6)	19,176		0	0		0		0	0	0	0
Outplacement	15,000		0	0		0		0	0	15,000	0
Estate/Financial Planning	0		0	0		0		0	0	0	0
Employee Savings Plan	19,200		0	0		0		0	0	0	0
Employee Retirement Plan	0		0	0		0		0	0	0	0
Stock Options (Unvested and accelerated)	0		0	0		0		0	0	0	0
Restricted Stock (Unvested and accelerated)	0		0	0		0		0	0	0	0
Severance	757,200	(10)	0	0		0		0	0	18,461	0
Tax Gross-Up(8)	434,605		0	0		0		0	0	0	0
Total	1,537,496		292,315	275,427		275,427		13,846	13,846	308,888	135,459
1)	Assumes change in control on 12/31/06, loss of employment, and closing price of $29.81 on NASDAQ.
2)	Assumes change in control on 12/31/06, no loss of employment, and closing price of $29.81 on NASDAQ.
3)	Annual incentive accrued for Company’s 2006 AIP.
4)	Accrued 2005 LTI.
5)	Target 2006 LTI.
6)	Cost of continuation healthcare coverage.
7)	Multiple of 3x (salary and annual incentive.)
8)	Includes excise tax (280G), plus the effect of federal income tax (35% rate), state income tax (6.87% rate), and FICA/HI tax (1.45% rate) on the excise tax paid.
9)	Accrued 2006 LTI.
10)	Multiple of 2x (salary and annual incentive.)

15. Are any employment agreements in place?

The Company entered into an employment agreement with Mr. Carmichael dated December 1, 2005 (the “Carmichael Agreement”). The term of the Carmichael Agreement extends through November 30, 2010, unless it is terminated earlier or extended in accordance with its terms. During the term, Mr. Carmichael will serve as the President and Chief Executive Officer of the Company. He is entitled to a minimum annual base salary of $700,000 and to participate in AIP and LTIP. He is also entitled to participate in retirement benefit programs provided to the Company’s senior executives. The Carmichael Agreement calls for certain equity grants which are described in the compensation tables.

If the termination of Mr. Carmichael’s employment results in payments under the Change in Control agreement described in Question 14, payments and benefits will be made in accordance with that agreement. If Mr. Carmichael’s employment ends prior to the term of the Carmichael Agreement, the Carmichael Agreement provides for the following payments and benefits:

•

If Mr. Carmichael terminates his employment without good reason, he will receive his base salary through the end of the payroll period during which his termination occurs, any accrued but unused vacation and any amount due him under the terms of a benefit plan in which he is participating.

•

If Mr. Carmichael terminates his employment for Good Reason or if the Company terminates Mr. Carmichael’s employment without Cause, the Company will pay Mr. Carmichael (i) any unpaid installments of base pay and accrued but unused vacation, (ii) base salary for the shorter of 24 months or the remaining term of the Carmichael Agreement, (iii) 200% of the target bonus he would have received under the Company’s AIP; (iv) the continuation of health and other insurance coverage for 18 months; and (v) the difference between the amount he would have received at the end of any LTIP cycle had his employment continued until November 30, 2010, assuming that all applicable performance goals were met on or before that date. In addition, any other outstanding options and other cash and equity incentive grants will be exercisable in accordance with the terms of the applicable plan or award agreement.

The Carmichael Agreement restricts the ability of Mr. Carmichael to engage in any business that competes with the Company or any of its subsidiaries for a period of 24 months after his employment with the Company terminates for any reason.

For purposes of the Carmichael Agreement,

•

“Good Reason” generally refers to a material reduction in Mr. Carmichael’s job duties or responsibilities, a change in his titles, failure to maintain his relative level of coverage under employee benefit and retirement plans and other arrangements available to senior executives, a reduction in his “target bonus” opportunity to a level that is less than 80% percent of his 2004 target bonus opportunity (unless an equivalent reduction is uniformly applied to all of the other senior executives), or the relocation of Mr. Carmichael’s principal office to a location more than a specified number of miles from his then location, or a material breach of the Carmichael Agreement.

•

“Cause” generally refers to a violation of the securities laws, an act of fraud or conversion of Company property, conviction of, or entering into a plea to, a felony, or intentional, repeated or continuing violations of Company policies after receipt of notice, or a breach of a written agreement with the Company.

16. Does the Company have a compensation recovery guideline?

The Board will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such person engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, the Company will seek to claw back appropriate portions of compensation for the relevant period as provided by law.

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

The Compensation and Development Committee of the Company’s Board of Directors (collectively, the “Compensation and Development Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the 2006 Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 annual proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The foregoing report is provided by the following directors, who constitute the Compensation and Development Committee:

Jack E. Brown	Philip G. Heasley	Jan H. Suwinski	Michael L. Wright

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7) Refer to All Other Compensation Table for details	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dan R. Carmichael	2006	700,000		774,060	979,610	1,550,221	251,345	118,891	4,374,127
Ralph S. Michael III	2006	435,000		222,137		556,630	4,504	322,275	1,540,546
Michael A. Winner	2006	300,129		111,207		327,062	12,322	16,913	767,633
Debra K. Crane	2006	273,957	1,200	78,570		268,050	22,952	43,594	688,323
Paul J. Gerard	2006	240,000		56,158		188,592	2,616	31,495	518,861

(1)	Salary paid to each executive officer; for Mr. Carmichael, salary is in accordance with terms of employment contract effective 12/12/2005.

(2)	Bonuses paid in accordance with Company practice to Ms. Crane for teaching a Chartered Property Casualty Underwriter (CPCU) course.

(3)	Amount reflects the expenses accrued (as of 12/31/06) for the stock awards granted under the 2005 Long -Term Incentive Plan and the 2006 Long- Term Incentive Plan. Refer to Question 9 of the CD&A for more information. For Mr. Carmichael, reflects an accrued 2005 LTIP amount of $445,192 and an accrued 2006 LTIP amount of $328,868; for Mr. Michael, reflects an accrued 2005 LTIP amount of $126,332 and an accrued 2006 LTIP amount of $95,805; for Mr. Winner, reflects an accrued 2005 LTIP amount of $65,410 and an accrued 2006 LTIP amount of $45,797; for Ms. Crane, reflects an accrued 2005 LTIP amount of $48,170 and an accrued 2006 LTIP amount of $30,400; for Mr. Gerard, reflects an accrued 2005 LTIP amount of $31,944 and an accrued 2006 LTIP amount of $24,214.

(4)	Option award valuation based on the Black-Scholes Single Option Method assuming a 4.5 year life, 32.00% volatility, 4.580% interest rate and 1.0% dividend rate for the grant on February 16, 2006.

(5)	Amount reflects the bonus payment under the 2006 Annual Incentive Program (AIP), and the accrued amounts (as of 12/31/06) for the cash portion of the 2005 Long-Term Incentive Plan and the 2006 Long-Term Incentive Plan (LTIP). For Mr. Carmichael, reflects an AIP bonus payment of $880,268; an accrued 2005 LTIP amount of $407,453 and an accrued 2006 LTIP amount of $262,500; for Mr. Michael, reflects an AIP bonus payment of $364,682; an accrued 2005 LTIP amount of $115,517 and an accrued 2006 LTIP amount of $76,431; for Mr. Winner, reflects an AIP bonus payment of $230,646; an accrued 2005 LTIP amount of $59,858 and an accrued 2006 LTIP amount of $36,558; for Ms. Crane, reflects an AIP bonus payment of $199,715; an accrued 2005 LTIP amount of $44,048 and an accrued 2006 LTIP amount of $24,287; for Mr. Gerard, reflects an 2006 AIP bonus payment of $139,968; an accrued 2005 LTIP amount of $29,263 and an accrued 2006 LTIP amount of $19,361. Refer to Question 9 of the CD&A for more information.

(6)

Amount includes Change in Benefit Equalization Plan Value 2006 over 2005 of $137,736 for Mr. Carmichael; $2,671 for Mr. Michael; $5,838 for Mr. Winner; $5,773 for Ms. Crane; and $732 for Mr. Gerard. The Change in Pension Value 2006 over 2005 represents the difference between benefits accrued under the Benefit Equalization Plan between December 31, 2005 and December 31, 2006. Present values were calculated assuming the participant elected to receive his benefit on a Straight Life Annuity basis beginning at age 65 (the Plan’s Normal Retirement age). Assumptions used in the calculations are consistent with those assumptions used for financial reporting purposes. Amount also includes Aggregate Earnings in Last Fiscal Year of $92,792 for Mr. Carmichael; $2,339 for Mr. Winner; and $2,066 for Ms. Crane. Balance represents the difference between benefits accrued under the Employees Retirement Plan between December 31, 2005 and December 31, 2006. Present values were calculated for this component assuming the participant elected to receive his or her benefit on a Straight Life Annuity basis beginning at age 65 (the Plan’s Normal Retirement age). Assumptions used in the calculations are consistent with those assumptions used for financial reporting purposes.

(7)	All other compensation is detailed in the All Other Compensation Table.

ALL OTHER COMPENSATION DETAIL TABLE

	Company Contribution Excess Benefit Plan ($) (1)	Officer Benefit Plan ($) (2)	Supple- mental Financial Planning ($) (3)	Executive Physical ($) (4)	Basic AD&D ($) (5)	Tax Reim- burse ($) (6)	Life Ins. Prem ($) (7)	Employee Savings Plan Company Match ($) (8)	Employee Savings Plan Profit Sharing ($) (9)	Additional Company Contribution 10 years service ($) (10)	Dividend ($) (11)	Miscella- neous ($) (12)	Total ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Dan R. Carmichael	34,300	4,700	15,000	184	125	13,946	136	8,800	14,700		27,000		118,891
Ralph S. Michael III		4,700			125	2,156	136	8,800	13,273		5,400	287,685	322,275
Michael A. Winner	6,532	4,700			125	2,019	136	2,501			900		16,913
Debra K. Crane	4,136	4,700			125	3,327	136	8,800	14,350	5,500	2,520		43,594
Paul J. Gerard		4,700			125	2,156	136	7,846	13,182			3,350	31,495

(1)	Amount reflects Company contributions to the Excess Benefit Plan for 2006. The Excess Benefit Plan is available to participants in the Employee Savings Plan who meet an IRS-imposed limit. It is a non-qualified, unfunded plan that offsets the effects of the IRS-imposed limits under the Employee Savings Plan. Employee contributions are not permitted. Refer to Question 7 of the CD&A on page 16 for more information on this plan.

(2)	Amount reimbursed to senior officers under the Officer Benefit Plan, designed to allow an annual net amount of $4,700 reimbursement for certain eligible expenses. Refer to Question 7 of the CD&A on page 16 for more information on this plan.

(3)	Supplemental financial planning reimbursement pursuant to Mr. Carmichael’s employment contract.

(4)	Executive physical program to supplement the preventive care provided through the Company’s health insurance plan as described in Question 7 of the CD&A on page 16.

(5)	Annual premium paid for Accidental Death and Dismemberment (AD&D) insurance.

(6)	Includes gross up for Officer Benefit Plan of $3,237 for Mr. Carmichael; $2,019 for Mr. Winner; $2,156 each for Mr. Michael and Mr. Gerard; $3,327 for Ms. Crane; includes for Dan Carmichael only, $10,619 company gross up for Supplemental Financial Planning benefit.

(7)	Annual premium paid for $50,000 Group Term Life coverage, provided to all eligible employees in the amount of one times annual base pay with a maximum coverage amount of $50,000.

(8)	Amount reflects Employee Savings Plan Match of annual eligible pay multiplied by applicable Company match percentage; contributed on a semi-monthly basis (subject to IRS maximums). Refer to Question 7 of the CD&A on page 16 for more information.

(9)	Amount reflects Employee Savings Plan Profit Sharing Contribution of eligible pay multiplied by applicable Profit Sharing payment percentage, contributed to Plan in February 2006 (subject to IRS maximums). Since Mr. Winner met the annual addition limit in the Employee Savings Plan, his profit sharing contribution was directed to the Excess Benefit Plan.

(10)	Amount reflects Additional Company Contribution of annual base pay multiplied by 2.5% contributed on a semi-monthly basis (subject to IRS maximums).

(11)	Mr. Carmichael received a dividend of $0.09 per share on March 10, 2006, June 12, 2006, September 13, 2006, and December 12, 2006 for 75,000 shares of restricted stock granted on December 1, 2005; Mr. Michael received a dividend of $0.09 per share on March 10, 2006, June 12, 2006, September 13, 2006, and December 12, 2006 for 15,000 shares of restricted stock granted on July 25, 2005; Mr. Winner received a dividend of $0.09 per share on March 10, 2006, June 12, 2006, September 13, 2006, and December 12, 2006 for 2,500 shares of restricted stock granted on February 25, 2005; Ms. Crane received a dividend of $0.09 per share on March 10, 2006, June 12, 2006, September 13, 2006, and December 12, 2006 for 2,000 shares of restricted stock granted on February 18, 2004 and 5,000 shares granted on February 25, 2005.

(12)	Amount reflects relocation expenses incurred in the amount of $287,685 for Mr. Michael and $3,350 for Mr. Gerard.

GR ANT OF PLAN-BASED AWARDS

Name		Estimated Future Payouts Under Non-Equity Incentive Award Plans			Estimated Future Payouts Under Equity Incentive Award Plans			All Other Stock Awards: Number of Shares or Stock/Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards
	Grant Date (1)	Thres- hold $(2)	Target $(3)	Maximum $(4)	Thres- hold #(5)	Target #(6)	Maximum #(7)	#	#(8)	$(9)	$(10)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Dan R. Carmichael	02/16/06	196,875	787,500	1,771,875	6,248	24,990	56,228				986,605
Dan R. Carmichael	02/16/06								100,000	$31.51
Ralph S. Michael III	02/16/06	57,323	229,294	515,910	1,820	7,280	16,380				287,414
Michael A. Winner	02/16/06	27,419	109,675	246,768	870	3,480	7,830				137,390
Debra K. Crane	02/16/06	18,215	72,860	163,935	578	2,310	5,198				91,199
Paul J. Gerard	02/16/06	14,521	58,084	130,688	460	1,840	4,140				72,643

(1)	Grant date of the 2006 Long-Term Incentive Program (LTIP). The 2006 LTIP is a performance-based plan described in Question 9 of the CD&A on page 19. Threshold value represents 25% of target; maximum value represents 225% of target.

(2)	Cash value payable under the 2006 LTIP if the minimum level of company performance is achieved.

(3)	Cash value payable under the 2006 LTIP if the target level of company performance is achieved.

(4)	Cash value payable under the 2006 LTIP if the maximum level of company performance is achieved.

(5)	Number of performance-based stock units awardable under the 2006 LTIP if the minimum level of company performance is achieved.

(6)	Number of performance-based stock units awardable under the 2006 LTIP if the target level of company performance is achieved.

(7)	Number of performance-based stock units awardable under the 2006 LTIP if the maximum level of company performance is achieved.

(8)	Stock Appreciation Rights (SARs) granted pursuant to the terms of the employment agreement dated December 1, 2005. These SARs were granted on February 16, 2006, vest on February 16, 2009, three years from the date granted, with full vesting for death, disability and voluntary termination for a good reason.

(9)	Represents exercise price of award based on the closing price of Ohio Casualty shares on the grant date.

(10)	Reflects the Statement of Financial Accounting Standard 123R Share Based Payment value of the target number of shares at grant date granted under 2006 LTIP. The 2006 LTIP is a performance-based plan awarding stock units and cash, and uses a three-year performance period. The target value consists of a target cash amount and a target number of shares based on the stock price at the time. Payout depends on actual results versus planned results at the end of the performance period and is granted 50% in stock units (to be settled in stock) and 50% in cash. Refer to Question 9 of the CD&A on page 19 for a discussion of the 2006 LTIP. For Mr. Carmichael, reflects the value of 24,990 shares granted; for Mr. Michael, reflects the value of 7,280 shares granted; for Mr. Winner, reflects the value of 3,480 shares granted; for Ms. Crane, reflects the value of 2,310 shares granted; for Mr. Gerard, reflects the value of 1,840 shares granted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

AS OF DECEMBER 31, 2006

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have not vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dan R. Carmichael(1)	317,250	—	—	9.75	12/12/2010
	400,000	—	—	14.38	12/12/2011
	400,000	—	—	13.26	12/12/2012
	221,300	—	—	12.26	02/13/2013
	179,487	89,744	—	18.51	05/13/2014
	83,333	166,667	—	29.85	12/01/2015
	—	100,000	—	31.51	02/16/2016
						75,000	2,235,750

Ralph S. Michael III(2)	14,000	28,000	—	25.12	07/25/2015
						15,000	447,150

Michael A. Winner(3)	33,333	16,667	—	18.73	02/09/2014
	19,256	9,628	—	18.95	06/04/2014
	8,333	16,667	—	24.55	02/25/2015
						2,500	74,525

Debra K. Crane(4)	22,342	—	—	8.99	06/01/2011
	2,298	—	—	17.70	02/21/2012
	11,755	7,085	—	18.51	05/13/2014
						2,000	59,620
						5,000	149,050

Paul J. Gerard(5)

(1)	(a) Non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 12/12/2001, 12/12/2002 and 12/12/2003.

(b) Non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 12/12/2002, 12/12/2003 and 12/12/2004.

(c) Non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 12/12/2003, 12/12/2004 and 12/12/2005.

(d) Incentive and non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 02/13/2004, 02/13/2005 and 02/13/2006.

(e) Non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 05/13/2005, 05/13/2006 and 05/13/2007.

(f) Stock appreciation rights vest at the rate of 33 1/3% per year, with vesting dates of 12/01/2006, 12/01/2007 and 12/01/2008.

(g) Stock appreciation rights vest at the rate of 33 1/3% per year, with vesting dates of 02/16/2007, 02/16/2008 and 02/16/2009.

(h) The five-year restriction period for the restricted stock award will lapse on 12/01/2010.

(2)	(a) Incentive and non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 07/25/2006, 07/25/2007 and 07/25/2008.

(b) The three-year restriction period for the restricted stock award will lapse on 07/25/2008.

(3)	(a) Incentive and non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 02/09/2005, 02/09/2006 and 02/09/2007.

(b) Non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 06/04/2005, 06/04/2006 and 06/04/2007.

(c) Non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 02/25/2006, 02/25/2007 and 02/25/2008.

(d) The two-year restriction period for the restricted stock award will lapse on 02/25/2007.

(4)	(a) Incentive stock options vest at the rate of 33 1/3% per year, with vesting dates of 06/01/2002, 06/01/2003 and 06/01/2004.

(b) Incentive stock options vest at the rate of 33 1/3% per year, with vesting dates of 02/21/2003, 02/21/2004 and 02/21/2005.

(c) Incentive and non-qualified stock options vest at the rate of 33 1/3% per year, with vesting dates of 05/13/2005, 05/13/2006 and 05/13/2007.

(d) The three-year restriction period for the restricted stock award will lapse on 02/18/2007.

(e) The two-year restriction period for the restricted stock award will lapse on 02/25/2007.

(5)	No option or stock awards granted.

OPTION EXERCISES AND STOCK VESTED

AS OF DECEMBER 31, 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Dan R. Carmichael	—	—	—	—
Ralph S. Michael III	—	—	—	—
Michael A. Winner	—	—	—	—
Debra K. Crane(1)	10,000	182,350	—	—
Debra K. Crane(2)	2,158	46,656	—	—
Debra K. Crane(3)	8,602	111,052	—	—
Debra K. Crane(4)	23,200	425,720	—	—
Debra K. Crane(5)	2,415	29,222	—	—
Debra K. Crane(6)	2,000	20,040	—	—
Debra K. Crane(7)	6,500	138,905	—	—
Paul J. Gerard	—	—	—	—

(1)	Value Realized on Exercise is based on the fair market value of $30.61, the closing price of the Company’s shares on the exercise date of February 28, 2006, less $12.375, the grant price of the option dated February 29, 2000.

(2)	Value Realized on Exercise is based on the fair market value of $30.61, the closing price of the Company’s shares on the exercise date of February 28, 2006, less $8.99, the grant price of the option dated June 1, 2001.

(3)	Value Realized on Exercise is based on the fair market value of $30.61, the closing price of the Company’s shares on the exercise date of February 28, 2006, less $17.70, the grant price of the option dated February 21, 2002.

(4)	Value Realized on Exercise is based on the fair market value of $30.61, the closing price of the Company’s shares on the exercise date of February 28, 2006, less $12.26, the grant price of the option dated February 13, 2003.

(5)	Value Realized on Exercise is based on the fair market value of $30.61, the closing price of the Company’s shares on the exercise date of February 28, 2006, less $18.51, the grant price of the option dated May 13, 2004.

(6)	Value Realized on Exercise is based on the fair market value of $30.36, the closing price of the Company’s shares on the exercise date of December 27, 2006, less $20.3438, the grant price of the option dated February 18, 1999. Remitted 1,340 shares with a fair market value of $30.36, the closing price of the Company’s shares on the exercise date, and $5.20 as payment for the exercise.

(7)	Value Realized on Exercise is based on the fair market value of $30.36, the closing price of the Company’s shares on the exercise date of December 27, 2006, less $8.99, the grant price of the option dated June 1, 2001. Remitted 1,221 shares with a fair market value of $30.36, the closing price of the Company’s shares on the exercise date, and $21,365.44 as payment for the exercise.

PENSION BENEFITS TABLE FOR FISCAL YEAR 2006

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit for Employees Retirement Plan ($)(2)	Present Value of Accumulated Benefit for Benefit Equalization Plan ($)(3)	Payments During Last Fiscal Year ($)(4)

(a)	(b)	(c)	(d)	(e)	(f)
Dan R. Carmichael	The Ohio Casualty Insurance Company Employees Retirement Plan (B)	5	111,299	—	—
Dan R. Carmichael	The Ohio Casualty Insurance Company Benefit Equalization Plan	5	—	600,776	—
Michael A. Winner	The Ohio Casualty Insurance Company Employees Retirement Plan (B)	1.83	5,973	—	—
Michael A. Winner	The Ohio Casualty Insurance Company Benefit Equalization Plan	1.83	—	7,443	—
Ralph S. Michael III	The Ohio Casualty Insurance Company Employees Retirement Plan (B)	.42	1,833	—	—
Ralph S. Michael III	The Ohio Casualty Insurance Company Benefit Equalization Plan	.42	—	2,671	—
Debra K. Crane	The Ohio Casualty Insurance Company Employees Retirement Plan (B)	18.83	205,425	—	—
Debra K. Crane	The Ohio Casualty Insurance Company Benefit Equalization Plan	18.83	—	70,965	—
Paul J. Gerard	The Ohio Casualty Insurance Company Employees Retirement Plan (B)	.75	1,884	—	—
Paul J. Gerard	The Ohio Casualty Insurance Company Benefit Equalization Plan	.75	—	732	—

(1)	Number reflects the number of years and months of Plan participation between January 1, 2007 and Plan participation date.

(2)	The Company maintains the Employees Retirement Plan, a non-contributory defined benefit plan for all eligible employees. Employees age 21 and older who have completed one year of service are eligible to participate in the Plan. Benefits under the Plan are guaranteed to participants who complete five or more years of vesting service.

Retirement benefits accrued through June 30, 2004 under the Employees Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), are generally payable to eligible employees upon retirement at age 65 so long as they have completed five years of vesting service, or in reduced amounts upon retirement prior to age 65 so long as they have completed ten years of vesting service. Retirement benefits accrued after June 30, 2004 are generally payable to eligible employees upon termination of employment so long as they have completed five years of vesting service. A retiree’s benefit amount is based upon his or her June 30, 2004 benefit, if any, his or her years of credited service after June 30, 2004 and before age 50, if any, his or her years of credited service after June 30, 2004 and after attaining age 50, if any, and his or her final average compensation for the five consecutive calendar years of highest salary during the last ten years of service immediately prior to age 65 or, if greater, the average annual compensation paid during the sixty-consecutive-month period immediately preceding retirement or other termination of employment.

(3)	Section 401(a)(17) of the Code limits compensation in excess of a compensation limit from being taken into account in determining benefits payable under the qualified pension plan. As a result, the Benefit Equalization Plan is maintained for those employees who are adversely affected by this and other benefit-limiting provisions of the Code. The Benefit Equalization Plan provides for payment of benefits that would have been payable under the Employees Retirement Plan but for the limitations affecting benefit amounts (e.g., covered compensation) imposed by the Code. Upon termination of employment, participants receive a lump sum payment equal to the actuarial present value of the benefit payable under the Benefit Equalization Plan.

The Plan defines Compensation as the total of all wages within the meaning of Code Section 3401(a) received in cash or in kind by a participant for services rendered for the Employer to the extent such amounts are includible in gross income, subject to certain adjustments and limitations. Certain special payments, including grants of stock options, tuition payments, severance pay and other special payments are not included in the Plan’s definition of Compensation.

The Plan does not have a policy for granting additional years of credited service.

(4)	None of the executive officers are eligible to retire under the Employees Retirement Plan or Benefit Equalization Plan.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

(a)	(b)	(c)	(d)	(e)	(f)
Dan R. Carmichael	—	34,300	92,792	—	1,184,751
Ralph S. Michael III	—	—	—	—	—
Michael A. Winner	—	6,532	2,339	—	23,140
Debra K. Crane	—	4,136	2,066	—	30,615
Paul J. Gerard	—	—	—	—	—

(1)	Amount reflects Company contributions to the Excess Benefit Plan through 12/31/06. The Excess Benefit Plan is available to participants in the Employee Savings Plan who meet an IRS-imposed limit. It is a non-qualified, unfunded plan that offsets the effects of the IRS-imposed limits under the Employee Savings Plan. Employee contributions are not permitted. Refer to Question 7 of the CD&A on page 16 for more information on this plan.

(2)	Unless zero, change in Excess Benefit Plan market value between 01/01/06 and 12/31/06; for Mr. Carmichael, includes earnings of $55,553 and interest of $37,239 in his Deferred Compensation Plan.

(3)	Excess Benefit Plan balance as of 12/31/2006; for Mr. Carmichael, includes a Deferred Compensation Plan balance of $805,054.

EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b))

(a)	(b)	(c)	(d)
Equity compensation plans approved by security holders	2,232,405	15.4597	3,599,211
Equity compensation plans not approved by security holders(1)	1,421,960	13.7677	15,000
Total	3,654,365	14.6137	3,614,211

(1)	Includes options granted under the following non-shareholder approved Plans:

(a)	Ohio Casualty Corporation 1999 Broad-Based Employee Stock Option Plan (the “1999 Plan”).

(b)	Stock Options Agreements, effective as of March 23, 2000 between Ohio Casualty Corporation and each of Terrence J. Baehr, Jack E. Brown, Catherine E. Dolan and Stanley N. Pontius (the “Directors Plan”).

(c)	Employment Agreement effective as of December 12, 2000 between Ohio Casualty Corporation and Dan R. Carmichael (the “Carmichael Agreement”).

Set forth below are the material features of the non-shareholder-approved plans:

The 1999 Plan was designed to assist the Company to retain and to incent non-officer employees of the Company. An aggregate of 1,500,000 shares was reserved for issuance under the 1999 Plan, to provide for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. Shares underlying the outstanding options vest over two equal annual installments and have a term of ten years. Options vest and become immediately exercisable upon retirement, death or disability or change in control subject to a holding period of twelve months. In the event of termination of a participant’s employment for any reason other than death, disability and retirement, the options will expire immediately after such termination. As of December 31, 2006, the 1999 Plan had no shares available for grant, and options to purchase 244,710 shares with a weighted average price of $15.51 were outstanding under the 1999 Plan.

The 2000 Directors Plan was adopted by the Board of Directors in order to grant options pursuant to the Stock Option Agreements between the Company and its directors as of March 23, 2000. An aggregate of 165,000 shares was reserved for issuance under the 2000 Directors Plan of which 150,000 shares were awarded to the Directors of the Company on March 23, 2000. The 2000 Directors Plan provides for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. The options of 15,000 shares each granted to the directors vested over two equal annual installments and have a term of ten years. Subject to a six-month holding period, options vest and become immediately exercisable upon retirement, death, disability or change in control. As of December 31, 2006, options to purchase 60,000 shares with a weighted average price of $13.13 remain outstanding under the 2000 Directors Plan.

The Carmichael Agreement was adopted by the Board of Directors under which stock options were granted to Mr. Carmichael pursuant to its terms. An aggregate of 1,200,000 shares were reserved for issuance under the

Carmichael Agreement, all of which had been awarded to Mr. Carmichael as of December 31, 2002. The Carmichael Agreement provides for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. The options granted to Mr. Carmichael vest over three equal annual installments and are for a term of ten years each. As of December 31, 2006, options to purchase 1,117,250 shares with a weighted average price of $12.66 were outstanding under the Carmichael Agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company (collectively, the “Audit Committee”) has submitted the following report for inclusion in this Proxy Statement:

The purpose of the Audit Committee is to represent the Board of Directors by providing an independent oversight of the Company’s accounting and financial reporting practices and system of internal control. The Audit Committee has the authority to appoint, retain, compensate, evaluate and terminate the Company’s independent accountants. The Audit Committee also has the authority to retain independent accounting, legal and other advisors to assist the Committee in carrying out its duties. Operations of the Audit Committee are subject to a written charter that sets forth its responsibilities, which is reviewed and assessed on an annual basis.

Our Committee has reviewed and discussed with Ernst & Young LLP (“Ernst & Young”) the results of its audit for 2006 and the matters required by Statement of the Auditing Standard 61, as amended, “Communication with Audit Committees”. In fulfilling its oversight responsibilities, our Committee regularly discussed with representatives of Ernst & Young the —

•	Independent accountants’ responsibilities in accordance with generally accepted auditing standards;

•	Selection and application of significant accounting policies;

•	Existence of any significant audit adjustments or any disagreements with management;

•	Independent accountants’ judgment about the quality of the Company’s accounting principles;

•	Independent accountants’ responsibility for information prepared by management that is included in documents containing audited financial statements.

Our Committee also reviewed internal audits and the audited financial statements with the management of the Company.

In addition, our Committee discussed with representatives of Ernst & Young the letter from Ernst & Young required by Independence Standards Board Standard No. 1 and the independence of Ernst & Young with respect to the Company. Pursuant to these discussions, we determined that the services provided by Ernst & Young are compatible with maintaining the auditors’ independence.

Accordingly, our Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

The following directors, who constitute the Audit Committee, provided the foregoing report:

Catherine E. Dolan	Philip G. Heasley	Robert A. Oakley	Ronald W. Tysoe

PRINCIPAL ACCOUNTANT FEES

The table below discloses the fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2006 and December 31, 2005:

Type of Fees	2006	2005
Audit Fees	$824,000	$783,062
Audit-Related Fees(1)	124,662	117,480
Tax Fees	12,000	10,500
All Other Fees	-0-	2,865	(2)
Total	$960,662	$913,907

(1)	Audit-Related fees include fees such as benefit plan audits, actuarial certifications of loss reserves, and assistance in connection with Department of Insurance statutory financial examinations.

(2)	All Other Fees for 2005 include subscription to an on-line accounting and auditing research tool.

POLICIES AND PROCEDURES REGARDING PRE-APPROVAL

OF ACCOUNTANT FEES

The Audit Committee has a policy and procedure in place for pre-approval of audit and non-audit engagements with Ernst & Young. The members of the Audit Committee approve engagements in amounts exceeding $100,000. The Audit Committee has designated the Chair to approve engagements in amounts not exceeding $100,000. The Audit Committee subsequently ratifies engagements previously approved by the Chair. The Audit Committee and Chair, respectively, approved all engagements in advance that were entered into by the Company in 2006, consistent with the policy and procedure.

ANNUAL REPORT

The Company’s Annual Report for the fiscal year ended December 31, 2006, accompanies this Proxy Statement.

PROPOSAL TO APPROVE THE OHIO CASUALTY INSURANCE COMPANY

ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

The Board of Directors has adopted, and the shareholders are being asked to approve, The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers (the “Plan”). Assuming that the Plan is approved by the Company’s shareholders, it will become effective January 1, 2008.

The purpose of the Plan is to allow the Company to remain competitive in attracting, retaining and motivating its key executives and to permit the Company to provide certain incentive compensation awards that are tied to the achievement of pre-established and objective Company-related performance goals so that such incentive compensation, if earned, will be exempt from the tax deduction limits under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Section 162(m) of the Code limits a publicly-held corporation’s federal income tax deduction for compensation paid to “covered employees,” which generally includes the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer), to $1,000,000 each, except for compensation that qualifies for an exception to the limit. One of the available exceptions is for “performance-based compensation” that is payable solely on account of the attainment of one or more performance goals and meets other requirements described under Section 162(m) of the Code, including that the material terms under which the compensation will be paid are approved by shareholders.

The Plan separately authorizes the grant of incentive compensation awards that are tied to an executive’s achievement of individual performance goals. These same awards may also be tied to the achievement of Company-related performance goals. Awards under the Plan that are based, in whole or in part, on an individual’s achievement of individual performance objectives are not expected to be exempt from the tax deduction limits under Section 162(m) of the Code.

Description of the Plan

The following is a summary of the material terms of the Plan, including the material terms of the corporate-related performance goals under the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is provided as Appendix 1 to this proxy statement.

Eligibility. Executive officers and other key employees of the Company and its subsidiaries who are selected by the Committee will be eligible to participate in the Plan. It is anticipated that the executives who will be selected to participate in the Plan will primarily be those executives who are likely to fall within the definition of “covered employees” within the meaning of Section 162(m) of the Code, as described above.

Administration. The Plan will be administered by the Board’s Compensation and Development Committee (the “Committee”). Among its responsibilities, the Committee will have the authority to interpret the Plan, to select the executives who are eligible to participate in the Plan, to establish the corporate performance objectives that will be applied to determine the amounts payable to participants pursuant to corporate performance-based awards, to establish the individual and, if applicable, corporate performance criteria that will be applied to determine the amounts payable to participants pursuant to awards that are tied, in whole or in part, to the achievement of individual performance objectives, to determine all other terms of awards granted under the Plan, to certify in writing the extent to which each participant has or has not met the applicable criteria for payment of an award under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the administration of the Plan.

Corporate Performance Awards and Individual Performance Awards. Although the Committee will have broad authority under the Plan to determine the terms and conditions of Plan awards, the Committee currently contemplates that selected participants will receive two types of awards annually: (i) an award (a “Corporate Performance Award”) that is based entirely on the Company’s performance against financial targets or other corporate objectives established by the Committee, and (ii) an award (an “Individual Performance Award”) that is based, in whole or in part, on a participant’s individual performance against goals or objectives that will be recommended to the Committee for its approval by the Chief Executive Officer or other senior officer. The individual goals of the Chief Executive Officer will be decided by the Committee after discussion with the Chief Executive Officer. An Individual Performance Award, as currently contemplated by the Committee, will be subject to an increase or a reduction based on the level of achievement of the same financial targets or objectives that are applicable to the participant’s Corporate Performance Award. However, an Individual Performance Award may not be increased based on a participant’s failure to attain one or more performance objectives relative to the participant’s Corporate Performance Award.

Corporate Performance Criteria. As determined by the Committee, the amount of any Corporate Performance Award payable under the Plan will be subject to performance objectives relating to one or more of the following Corporate Performance Criteria, in order to qualify for the performance-based compensation exception under Section 162(m) of the Code:

•	Operating income (pre- or post tax);

•	Total return to shareholders;

•	Return on equity;

•	Insurance premiums;

•	Share price;

•	Book value;

•	Surplus;

•	Underwriting profit or underwriting ratio;

•	Combined ratio;

•	Income or net income (pre- or post-tax);

•	Net investment income (pre- or post-tax)

•	Performance relative to investment indices;

•	Book yield progression; and

•	Performance relative to peer companies, utilizing any of the foregoing financial measures.

Corporate performance objectives may be stated in absolute terms or relative to comparison companies or indices to be achieved during a fiscal year. In establishing the corporate performance criteria, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded.

Committee Will Determine Award Opportunities Annually. For each fiscal year, unless a participant’s targeted award opportunity is established by the terms of an employment or related agreement with the Company or a Company subsidiary, the Committee will determine the targeted annual incentive compensation award opportunity for each participant in the Plan expressed as a percentage of such participant’s base salary. The Committee will then determine the portion of that targeted award opportunity that will be in the form of a Corporate Performance Award and the portion that will be in the form of an Individual Performance Award. It is currently contemplated that approximately 80% of the annual incentive compensation award opportunity of participants in the Plan will be in the form of a Corporate Performance Award and 20% of the award opportunity will be in the form of an Individual Performance Award. Performance objectives will be established by the Committee in writing before the outcome is substantially certain but in no event later than the earlier of (1) ninety days after the beginning of the applicable performance period or (2) the expiration of 25% of the applicable performance period.

For example, a participant whose base salary is $200,000 might be assigned a target annual incentive opportunity of 30% of base salary or $60,000. Eighty percent or $48,000 of the target opportunity would be in the form of a Corporate Performance Award. The extent to which corporate performance, based on one or more of the corporate performance criteria listed above, meets, exceeds or falls short of targets established by the Committee would determine whether the participant receives 100% (i.e., $48,000) or a lesser or higher percentage of his or her target annual incentive opportunity represented by the Corporate Performance Award. The same hypothetical participant also would receive an Individual Performance Award with a target payment opportunity of 20% of his or her total target opportunity or $12,000. The amount of the Individual Performance Award that is payable to the participant would be determined by the Committee on the basis of two factors, either of which could increase or decrease the award amount: (i) whether the participant fails to meet, meets or exceeds his or her individual performance goals, as determined by the Committee, and (ii) the extent to which corporate performance, based on the same corporate performance criteria applicable to the related Corporate Performance Award, meets, exceeds or falls short of targets established by the Committee.

The Committee reserves the right to grant awards under the Plan that have different terms and conditions than those described above, except that in all cases the financial targets and objectives relating to a Corporate Performance Award will be established by the Committee based on the corporate performance criteria described under the heading “Corporate Performance Criteria.”

Committee Certification of Results and Payment of Awards. Within a reasonable period of time after the end of each fiscal year, the Committee will determine the extent to which the corporate and individual performance objectives assigned to each participant were achieved, and based solely on such achievement, shall certify in writing the extent to which the objectives have been achieved. Each award, if any, shall be paid in a cash lump sum as soon as practicable following the Committee’s certification, but in any event no later than the time period established by the Plan. The Committee may in its discretion reduce or eliminate (but not increase) the amount of any award that would otherwise be payable to a participant. The maximum award any participant may receive pursuant to a Corporate Performance Award for any calendar year is $3,000,000. The relevant benefits or amounts that will be received by or allocated to the various categories of eligible participants under the Plan during the life of the Plan are currently not determinable.

Absent certain identified circumstances, such as death, disability, retirement or termination of employment without cause, and subject to the terms of any employment or related agreement with the participant, no award will be paid to any participant who is not employed by the Company or a Company subsidiary as of the end of the fiscal year to which the award relates. Participants whose employment terminates during a fiscal year as a result of death, disability or retirement, or who are terminated without cause, will be entitled to receive a prorated portion (based on the number of months in the applicable fiscal year that the participant was employed and a Plan participant) of any incentive award that they would have received had they remained employed through the end of the fiscal year, as determined by the Committee. A participant whose employment terminates after the end of a fiscal year, but before the incentive award for such fiscal year is paid, will remain eligible to receive any incentive award for such fiscal year, unless the participant’s employment was terminated for cause.

Change in Control. Under the Plan, unless otherwise specified in a participant’s award agreement or in an employment or other agreement with a participant, the Company will distribute to each participant, following the occurrence of a Change in Control of the Company (as defined in the Plan), a prorated portion (based on the number of months elapsed during the fiscal year to which the award relates through the month in which the Change in Control occurs) of the amount that could have been earned for such fiscal year under the participant’s Corporate Performance Award and Individual Performance Award. The Committee will determine the extent to which the performance objectives applicable to a participant’s Corporate Performance Award and Individual Performance Award have been satisfied through the date of the Change in Control and, on that basis, determine the amount of the awards that would have been paid to the participant for the full fiscal year. When Corporate Performance Awards and Individual Performance Awards are granted, the Committee is permitted by the Plan to establish a method for determining a participant’s payment under the Plan following a Change in Control that is different from the procedures set forth in the Plan. As provided in the Plan, unless otherwise provided in the participant’s award agreement or an employment or other agreement with the participant, the amounts payable as a result of a Change in Control may be subject to reduction under certain circumstances if the payments are not deductible under Section 280G of the Code or if the participant’s receipt of the payment would be subject to an excise tax under Section 4999 of the Code.

Tax Matters. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m) of the Code. However, certain “performance-based compensation” is not subject to the deduction limit if the compensation is paid solely on the attainment of pre-established objective performance measures established by a committee of outside directors and the material terms under which the compensation will be paid are disclosed to and approved by the shareholders before the payment of such compensation. The Plan is designed to meet these requirements with respect to Corporate Performance Awards. To qualify, we are seeking shareholder approval of the Plan.

Vote Required. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve and adopt the Plan. Abstentions are deemed to be “votes cast” and will have the same effect as votes against the proposal. Broker non-votes are not considered votes cast on this matter and therefore will have no effect on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent public accountants to perform the audit of the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2007. Ernst & Young LLP served as the Company’s independent public accountants for the year ended December 31, 2006. A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from the shareholders.

The Board of Directors is asking the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants. The engagement letter with Ernst & Young LLP is subject to a mutual alternative dispute resolution procedure. Although ratification is not required by the Company’s Code of Regulations, the Board of Directors is submitting the appointment of Ernst & Young LLP to the shareholders to solicit their input. If the shareholders do not ratify this appointment, the appointment of other independent public accountants will be considered by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent public accountants.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company no later than December 4, 2007 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

In order for a shareholder to nominate a candidate for director at a meeting of shareholders, under the Company’s Code of Regulations, timely written notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, in the case of an annual meeting, such notice of a proposed nomination must be received by the Company on or before the later of (1) the first day of February immediately preceding such annual meeting or (2) the sixtieth day prior to the first anniversary of the most recent annual meeting of shareholders. The shareholder filing the notice of nomination must describe various matters regarding the proposed nominee, including such information as name, address, occupation and number of shares of the Company held. These requirements are separate from the requirements a shareholder must meet in order to have a proposed nominee considered by the Governance Committee of the Company’s Board of Directors for nomination by the Board of Directors and inclusion as a nominee in the Company’s proxy statement, which are discussed on page 14 of this proxy statement.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company’s Board of Directors. If a shareholder intends to present a proposal at the 2008 Annual Meeting of Shareholders and does not notify the Company of such proposal by February 16, 2008, or if a shareholder intends to nominate a director at the 2008 Annual Meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company’s Board of Directors for use at the Annual Meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the proxy statement for that Annual Meeting.

In each case written notice must be given to the Secretary of the Company, whose name and address are: Debra K. Crane, Senior Vice President, General Counsel and Secretary, Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of the copies of such forms it has received, the Company believes that all of its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal year 2006, except for one filing for Ronald W. Tysoe. Due to an administrative oversight, a Form 4 for Mr. Tysoe to report the 253 performance units accrued in the Directors Deferred Compensation Plan upon his appointment to the Board was not timely filed. A Form 5 was later filed to update his shareholdings.

OTHER MATTERS

The Company files an Annual Report with the SEC on Form 10-K. This report includes financial statements and financial statement schedules. Shareholders of the Company may access the Annual Report on Form 10-K including financial statements and schedules for the fiscal year ending December 31, 2006 on the Company’s website at www.ocas.com or obtain a copy without charge by submitting a written request to the following address:

OHIO CASUALTY CORPORATION

Attention: Debra K. Crane

Senior Vice President, General Counsel and Secretary

9450 Seward Road

Fairfield, Ohio 45014

Additionally, the Company’s governance documents, including the Corporate Governance Principles, Charters of the Audit, Executive, Executive Compensation, Finance and Governance Committees, and Code of Business Conduct and Ethics can be found on the Company’s website at www.ocas.com/corporate, or may be requested by writing to the address provided above.

Management and the Board of Directors of the Company know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the common shares represented by such proxy card on such matters as recommended by the Board of Directors.

EXPENSES OF SOLICITATION

The expense of proxy solicitation will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The Company expects to pay Morrow & Co. Inc. no less than $7,500 towards fees in addition to the out of pocket expenses incurred in connection with such solicitation.

By Order of the Board of Directors,

Debra K. Crane

Senior Vice President,

General Counsel and Secretary

April 4, 2007

Appendix 1

THE OHIO CASUALTY INSURANCE COMPANY

ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

The purpose of The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers (the “Plan”) is to advance the interests of Ohio Casualty Corporation, an Ohio corporation (the “Company”), and its subsidiaries by providing designated officers with incentive compensation that is correlated with the achievement of specified performance goals. The Plan is intended to provide annual incentive compensation, primarily to executives who are considered to be “covered employees” within the meaning of Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE I

DEFINITIONS

For purposes of the Plan, unless the context requires otherwise, the following terms shall have the respective meanings set forth in this Section:

1.1 “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

1.2 “Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

1.3 “Beneficiary” means the beneficiary or beneficiaries designated to receive any amounts payable under this Plan pursuant to Section 7.10 upon the Participant’s death.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Business Unit” means any operating or administrative unit of the Company or any other Group Member which is identified and designated by the Committee, in its discretion, as a separate business unit for purposes of this Plan.

1.6 “Cause” when used in connection with the termination of a Participant’s Employment, means (unless otherwise specified in an employment or related agreement between the Participant and a Group Member) the termination of the Participant’s Employment by a Group Member by reason of (a) an act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any asset or business opportunity of a Group Member; (b) conviction of, or entering into a plea of nolo contendere to, a felony; (c) intentional, repeated or continuing violation of any of the policies or procedures of the Group or any Group Member that occurs or continues after notice to the Participant that he or she has violated such a policy or procedure; or (d) any breach of a written covenant or agreement with a Group Member, including the terms of this Plan.

1.7 “Change in Control” means the date on which the earliest of the following events occurs:

(a)	With respect to a Participant, any event that is defined as a “change in control” (or analogous term) under any written agreement between such Participant and the Company or any other Group Member, but only to the extent specified in such written agreement; or

(b)

Any transaction (or series of related transactions) that results in the merger or consolidation of the Company or the exchange of Common Shares for the securities of another entity (other than a Group Member) that has acquired the Company’s assets or which is in control (as defined in Section 368(c) of the Code) of an entity that has acquired the Company’s assets but only if (i) immediately after the transaction (or the end of a series of related transactions) the Persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transactions) own less than a majority of the voting power of the Company and (ii) the terms of the transaction (or a series of related transactions) are binding on all holders of the Common Shares (except to the extent that dissenting shareholders are entitled to relief under applicable law).

1.8 “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

1.9 “Committee” means the Compensation and Development Committee of the Board.

1.10 “Common Shares” means the Company’s common shares, or any equity security issued in substitution, exchange or in place of the Company’s common shares.

1.11 “Company” means Ohio Casualty Corporation, an Ohio corporation, or its successor in interest.

1.12 “Corporate Performance Award” means an award by the Committee of Incentive Compensation that is subject to one or more of the Corporate Performance Criteria listed in Section 4.2.

1.13 “Corporate Performance Criteria” means the business criteria that are specified by the Committee pursuant to Section 4.2 of this Plan, any one or more of which may be used in establishing the conditions of a Corporate Performance Award.

1.14 “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant must submit to any reasonable examination(s) required by such physician upon request in order to render an opinion regarding whether there is a Disability. A Participant with a Disability shall be deemed “Disabled” for purposes of this Plan.

1.15 “Employee” means an individual who is employed by and is on the payroll of a Group Member, and whose wages are reported on an IRS Form W-2 subject to FICA withholding.

1.16 “Employment” means that the Participant is an Employee of a Group Member. In this regard, the transfer of a Participant from Employment by one Group Member to Employment by a different Group Member shall not be deemed to be a termination of the Participant’s Employment.

1.17 “Group” has the meaning given to that term in Sections 13(d)(3) and 14(d)(2) of the Act (or any successor sections thereto).

1.18 “Group Member” means each entity that is a member of the OCC Group.

1.19 “Incentive Compensation” means the compensation approved by the Committee to be awarded to a Participant for any Performance Period under the Plan which shall consist of a Corporate Performance Award and/or an Individual Performance Award.

1.20 “Individual Performance Award” means an award by the Committee of Incentive Compensation that is subject to one or more Individual Performance Criteria established by the Committee as provided in Section 4.3.

1.21 “Individual Performance Criteria” means those individual performance criteria that are specified by the Committee pursuant to Section 4.3 of this Plan and which are used in establishing the conditions of an Individual Performance Award.

1.22 “OCC Group” means the Company, OCIC and any other Subsidiary of the Company.

1.23 “OCIC” means The Ohio Casualty Insurance Company, a Subsidiary of the Company.

1.24 “Participant” means each executive officer of the Company and other key employees of the Company or any other Group Member whom the Committee designates as a participant under the Plan.

1.25 “Payout Date” means the date the Committee establishes for the payment to a Participant of any Incentive Compensation award under the Plan, as provided in Section 5.1.

1.26 “Performance Period” means each fiscal year (or portion thereof) of the Company as determined by the Committee.

1.27 “Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

1.28 “Plan” means The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers.

1.29 “Retirement” means termination of Employment (other than for Cause) with a Group Member after meeting the definition of normal or early retirement under the OCC Group’s tax-qualified defined benefit pension plan (or if no plan of this type is then in effect, as defined in the tax-qualified defined benefit pension plan that the OCC Group most recently maintained), whether or not the Participant is then accruing (or ever has accrued) a benefit under that plan.

1.30 “SEC” means the Securities and Exchange Commission.

1.31 “Subsidiary” means any corporation which constitutes a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code, and any limited liability company, partnership, joint venture, or other entity in which the Company controls, directly or indirectly, more than fifty percent (50%) of its voting power or equity interests.

ARTICLE II

ADMINISTRATION

The Plan shall be administered and interpreted by the Committee; provided that in no event shall the Plan be interpreted in a manner that would cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to fail to so qualify. The Committee shall establish performance objectives relating to the Corporate Performance Criteria and Individual Performance Criteria for any Performance Period in accordance with Article IV and certify whether and to what extent such corporate performance objectives and Individual Performance Criteria have been achieved. Any determination made by the Committee under the Plan shall be final and conclusive on the affected Participant. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or other Group Member) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expense incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. To the extent permitted by applicable law, the Committee may delegate its authority under this Plan; provided that the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and the regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

ARTICLE III

ELIGIBILITY AND EFFECT OF TERMINATION OF EMPLOYMENT

DURING A PERFORMANCE PERIOD OR PRIOR TO PAYOUT

3.1 Determination of Eligibility by the Committee. For each Performance Period, the Committee shall select the Participants to whom Incentive Compensation may be awarded under the Plan for such Performance Period consistent with the requirements of this Plan. Participants who participate in the Plan may also participate in other incentive benefit plans maintained by the Company or any other Group Member.

3.2 Forfeiture Upon Termination of Employment prior to end of Performance Period; Certain Payouts. If a Participant’s Employment terminates for any reason other than involuntary termination without Cause, death, Disability or Retirement prior to the end of a Performance Period, then such Participant shall immediately forfeit and relinquish any and all rights and claims to receive any Incentive Compensation hereunder for such Performance Period. If a Participant’s Employment terminates for any reason except for Cause after the end of a Performance Period but prior to the Payout Date, then such Participant shall be entitled to payment of any Incentive Compensation for such Performance Period, as determined by the Committee, on the Payout Date.

3.3 Pro Rata Payment for Involuntary Termination of Employment without Cause, or Termination Due to Death, Disability or Retirement. If during a Performance Period a Participant’s Employment is terminated involuntarily without Cause or as a result of death, Disability or Retirement, such Participant shall be eligible to receive a pro-rata portion of the Incentive Compensation that would have been payable if such Participant had remained employed for the full Performance Period, which shall be determined and paid as follows:

(a)	Following the end of the Performance Period, the Committee will determine the extent to which the performance objectives applicable to the Participant’s Corporate Performance Award have been satisfied to measure the amount of the Corporate Performance Award that otherwise would have been payable to the Participant under this Plan had his or her Employment not terminated prior to the end of the Performance Period.

(b)	Following the end of the Performance Period, the Committee will determine the extent to which the Individual Performance Criteria applicable to the Participant’s Individual Performance Award were satisfied through the last day of Participant’s Employment and, on that basis, will determine the amount of the Individual Performance Award that would have been payable to the Participant under this Plan had his or her Employment continued through the end of the Performance Period.

(c)	The Committee will then multiply the sum of the amounts determined in accordance with Sections 3.3(a) and 3.3(b) by a fraction, the numerator of which is the number of whole calendar months in which the terminated, deceased, Disabled or Retired Participant was employed by a Group Member and a Participant in the Plan during the Performance Period and the denominator of which is the number of whole calendar months in the Performance Period.

(d)	Such resulting amount shall be paid at the time and in the manner provided for in Section 5.1.

3.4 Leaves of Absence. A Participant’s Employment for purposes of this Plan shall not be deemed to have been terminated because of a leave of absence covered under the Federal Family Medical Leave Act or during any other period required to be treated as a leave of absence by virtue of any applicable statute or regulation. If a Participant is on any other approved leave of absence during a Performance Period, his or her Employment will not be deemed to have terminated for purposes of this Plan, except that such Participant shall not be eligible for Incentive Compensation for the period of the leave of absence, and such Incentive Compensation for such Performance Period will be prorated in accordance with Section 3.3 based on the number of whole calendar months during the Performance Period in which the Participant was not on a leave of absence.

3.5 Committee Determinations Controlling. All determinations regarding a Participant’s Employment, eligibility to participate in the Plan or in any Performance Period or amounts owing to a Participant shall be made by the Committee, whose decision shall be final and binding on the affected Participant.

ARTICLE IV

ESTABLISHMENT OF CORPORATE AND INDIVIDUAL PERFORMANCE CRITERIA AND TARGETED INCENTIVE COMPENSATION

4.1 Corporate Performance Objectives. For each Performance Period, the Committee will establish for each Participant the performance objectives that will be applied to determine the amount of Incentive Compensation payable to such Participant under the Plan in the form of a Corporate Performance Award. The amount of the Corporate Performance Award payable under the Plan if applicable performance objectives are met may be stated as a specific dollar amount, a percentage of a Participant’s base salary, a percentage (the sum of which may not be greater than 100 percent) of an aggregate amount allocable to all or specified groups of Participants or in any other objectively determinable manner. Also, the amount of the Corporate Performance Award payable may be stated as a target amount due if applicable performance objectives are met and in larger or smaller increments if the applicable performance objectives are exceeded or partially met. The amount payable may not be increased solely due to another Participant’s termination of Employment or eligibility during a Performance Period. The amount of the Corporate Performance Award payable to the Participant shall not be affected in any way by whether (or the extent to which) applicable performance objectives are satisfied under any Individual Performance Award to the same Participant.

4.2 Corporate Performance Criteria. As determined by the Committee, the amount of any Corporate Performance Award payable under the Plan shall be subject to performance objectives relating to one or more of the following Corporate Performance Criteria, within the meaning of Section 162(m) of the Code, in order to qualify for the performance-based compensation exception under Section 162(m) of the Code:

(a)	Operating income (pre- or post-tax);

(b)	Total return to shareholders;

(c)	Return on equity;

(d)	Insurance premiums;

(e)	Share price;

(f)	Book value;

(g)	Surplus;

(h)	Underwriting profit or underwriting ratio;

(i)	Expense or expense ratio;

(j)	Combined ratio;

(k)	Income or net income (pre- or post-tax);

(l)	Net investment income (pre- or post-tax);

(m)	Performance relative to investment indices;

(n)	Book yield progression; and

(o)	Performance relative to peer companies, utilizing any of the foregoing financial measures.

Corporate Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period. Corporate Performance Criteria may be applied solely with reference to the Company (or any other Group Member or Business Unit) or relatively between the Company (or any other Group Member or Business Unit) and one or more unrelated companies.

The Committee shall establish performance objectives based on one or more Corporate Performance Criteria for each Corporate Performance Award to a Participant. In establishing the performance objectives for each Corporate Performance Award, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principle, all as determined in accordance with authoritative financial accounting standards). The terms of the stated performance objectives for each applicable Corporate Performance Award must preclude the Committee’s discretion to increase the amount payable to any Participant that would otherwise be due upon attainment of the performance objectives. The performance objectives specified need not be applicable to all Corporate Performance Awards, and may be particular or unique to an individual Participant’s function, duties or Business Unit.

4.3 Individual Performance Criteria. For each Performance Period, the Committee may also establish for a Participant the Individual Performance Criteria that will be applied to determine the amount of Incentive Compensation payable to such Participant under the Plan in the form of an Individual Performance Award. The amount of the Individual Performance Award payable under the Plan if applicable Individual Performance Criteria are met may be stated as a specific dollar amount, a percentage of a Participant’s base salary, a percentage (the sum of which may not be greater than 100 percent) of an aggregate amount allocable to all or specified groups of Participants or in any other objectively determinable manner. Also, the amount of an Individual Performance Award may be stated as a target amount due if applicable Individual Performance Criteria are met and in larger or smaller increments if the Individual Performance Criteria are exceeded or partially met. The amount payable under an Individual Performance Award may also be increased or decreased based on achievement of one or more of the corporate performance objectives. Notwithstanding anything in this Plan to the contrary, no Individual Performance Award may be increased based upon a Participant’s failure to attain one or more of the performance goals relating to the Participant’s Corporate Performance Award.

4.4 Adjustments. The Committee will make appropriate adjustments to reflect the effect, if any, on any Corporate Performance Criteria or Individual Performance Criteria of any Common Share dividend or split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Corporate Performance Criteria or Individual Performance Criteria will be made to the extent the Corporate Performance Criteria or Individual Performance Criteria are based on Common Shares as of the effective date of the event and for the Performance Period in which the event occurs. Also, the Committee will make a similar adjustment to any portion of Corporate Performance Criteria or Individual Performance Criteria that is not based on Common Shares but which is affected by an event having an effect similar to those just described. Notwithstanding the foregoing, no adjustment shall be made under this Section 4.4 to the extent such adjustment would cause any award intended to qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify.

4.5 Period for Determining Performance Criteria. Performance objectives with respect to any Corporate Performance Award and Individual Performance Criteria will be established by the Committee in writing before the outcome is substantially certain but in no event later than the earlier of:

(a)	90 days after the beginning of the applicable Performance Period; or

(b)	The expiration of 25 percent of the applicable Performance Period.

4.6 Certification. As of the end of each Performance Period, the Committee will certify in writing the extent to which each Participant has or has not met the applicable performance objectives with respect to any Corporate Performance Award and the applicable Individual Performance Criteria with respect to any Individual Performance Award, the amount (if any) due to each Participant and whether any other material terms (if any) were satisfied. However, regardless of any other Plan provision, during any calendar year, no Participant may receive more than $3,000,000 through this Plan with respect to any Corporate Performance Award. Also, no amount will be paid under this Plan (and no substitute amount will be paid under any other arrangement) if the conditions imposed by the Committee have not been met.

4.7 Negative Discretion. Notwithstanding anything in this Plan to the contrary, in its sole discretion, the Committee may unilaterally reduce the amount of, or eliminate any, Corporate Performance Award or Individual Performance Award that otherwise would be payable to a Participant.

ARTICLE V

PAYMENT OF INCENTIVE COMPENSATION

5.1 Form and Time of Payment. Subject to Section 6.1, a Participant’s Incentive Compensation for each Performance Period, if any, shall be paid in a cash lump sum (net of applicable tax and other required withholdings) as soon as practicable after (a) the results for such Performance Period have been finalized and (b) the Committee has made the certification described in Section 4.6; provided, however, that any Incentive Compensation shall be paid no later than the later of (i) the 15th day of the third month following the Participant’s first taxable year in which such Incentive Compensation is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the first taxable year of the service recipient (within the meaning of Section 409A of the Code) in which such Incentive Compensation is no longer subject to a substantial risk of forfeiture.

5.2 Leave of Absence. To the extent permitted under Section 409A of the Code and any other applicable law, payment of an Incentive Compensation award to a Participant who is on a leave of absence, and who is otherwise entitled to such Incentive Compensation award, shall be made after the Participant returns from the leave of absence.

ARTICLE VI

CHANGE IN CONTROL

6.1 Unless otherwise specified in a separate written agreement between the Company (or any other Group member) and the Participant, including the agreement establishing the terms of a Participant’s Corporate Performance Award or Individual Performance Award, if a Change in Control occurs during a Performance Period, each Participant shall be eligible to receive a pro-rata portion of the Incentive Compensation that could have been earned by such Participant for the Performance Period during which the Change in Control occurs, which shall be determined and paid as follows:

(a)	As soon as practicable following the Change in Control, the Committee will determine the extent to which the performance objectives applicable to the Participant’s Corporate Performance Award have been satisfied through the date of the Change in Control and, on that basis, will determine the amount of the Corporate Performance Award that would have been paid to the Participant for the full Performance Period. The extent to which the performance objectives have been met will be based, to the extent applicable, on the most recently disclosed financial statements of the Company preceding the date on which the Change in Control occurred.

(b)	As soon as practicable following the Change in Control, the Committee will determine the extent to which the Individual Performance Criteria applicable to the Participant’s Individual Performance Award have been satisfied through the date of the Change in Control and, on that basis, will determine the amount of the Individual Performance Award that would have been paid to the Participant for the full Performance Period.

(c)	The Committee will then multiply the sum of the amounts determined in accordance with Sections 6.1(a) and 6.1(b) by a fraction, the numerator of which is the number of whole calendar months during the period beginning on the first day of the Performance Period and ending on the last day of the month during which the Change in Control occurs and the denominator of which is the number of whole calendar months in the full Performance Period.

(d)	Such resulting Incentive Compensation shall be paid as soon as administratively feasible following the date on which the Change in Control occurs; provided, however, that such Incentive Compensation shall be paid no later than the later of (i) the 15th day of the third month following the Participant’s first taxable year in which such Incentive Compensation is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the first taxable year of the service recipient (within the meaning of Section 409A of the Code) in which such Incentive Compensation is no longer subject to a substantial risk of forfeiture.

6.2 Subject to any other written agreement to the contrary between the Company (or any other Group Member) and the Participant which implicitly or explicitly encompasses this Plan, including the agreement establishing the terms of a Participant’s Corporate Performance Award or Individual Performance Award, if the sum of the payments described in this Article VI and those provided under all other plans, programs or agreements between the Participant and the Company or any other Group Member generate a loss of deduction under Section 280G of the Code or an excise tax under Section 4999 of the Code, the Company will reduce the amounts paid to the Participant under this Plan and/or such other plans, programs and agreements so that his or her total “parachute payment” as defined in Section 280G(b)(2)(A) of the Code under this and any and all other plans, programs or agreements between the Participant and the Company or any other Group Member will be $1.00 less than the amount that would generate a loss of deduction under Section 280G of the Code and an excise tax under Section 4999 of the Code. If the reduction in the preceding sentence applies, the Participant may be permitted to specify how (and against which plans, programs and agreements) the reduction is to be applied.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Non-Assignability. A Participant cannot alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits under the Plan prior to the actual receipt thereof, and any attempt to alienate, assign, pledge, sell, or transfer prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits, shall be null and void.

7.2 No Right to Continue in Employment. Nothing in the Plan confers upon any Participant the right to continue in the employment of any Group Member, or interferes with or restricts in any way the right of any Group Member to discharge any Participant at any time (subject to any contract rights of such Participant).

7.3 Indemnification of Committee Members. Each individual who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she is or may be a party, or in which he or she may be involved, by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such individual shall be indemnified by the Company for all amounts paid by such individual in settlement thereof, with the Company’s approval, or paid by such individual in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled from the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

7.4 No Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall be made with respect to segregating any assets of any Group Member for payment of any amounts due hereunder. No Participant, Beneficiary, or other Person or entity shall have any interest in any particular assets of a Group Member by reason of the right to receive any Incentive Compensation under the Plan until such payment is actually received by such Person. Participants and Beneficiaries shall have only the rights of general unsecured creditors of the Company.

7.5 Governing Law. The Plan shall be construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law provisions.

7.6 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participants and their Beneficiaries, heirs, and personal representatives.

7.7 Construction of Plan. The captions used in the Plan are for convenience of reference only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

7.8 Integrated Plan. The Plan constitutes the final and complete expression of agreement among the parties hereto with respect to the subject matter hereof.

7.9 Compliance with Section 409A of the Code. If any provision herein would result in the imposition of an excise tax on any Participant or Beneficiary under Section 409A of the Code, such provision will be reformed to the extent necessary to avoid such imposition as the Committee determines is appropriate to comply with Section 409A of the Code.

7.10 Beneficiaries. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one Beneficiary, the rights of such Beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

ARTICLE VIII

AMENDMENT OR DISCONTINUANCE

The Committee may at any time, and from time to time, without the consent of any Participant, amend, revise, suspend, or discontinue the Plan, in whole or in part, subject to any shareholder approval required by law; provided, however, the Committee may not amend the Plan to change the method for determining Incentive Compensation (other than the method for determining an Individual Performance Award) or the Corporate Performance Criteria without the approval of the majority of votes cast by the shareholders of the Company in a separate vote to the extent required by Section 162(m) of the Code.

ARTICLE IX

EFFECT OF THE PLAN

Neither the adoption of the Plan, nor any action of the Board or the Committee hereunder, shall be deemed to give any Participant any right to be granted Incentive Compensation hereunder. In addition, nothing contained in the Plan, and no action taken pursuant to its provisions, shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that any Group Member will employ a Participant in any particular position or for any particular duration; (c) give any Participant any right, title, or interest whatsoever in, or to, any assets or investments which the Company may make to aid it in meeting its obligations hereunder; (d) create a trust or fund of any kind; or (e) create any type of fiduciary relationship between any Group Member and a Participant or any other Person.

ARTICLE X

TERM

The Plan shall be effective as of January 1, 2008, contingent upon its approval by the Company’s shareholders in a manner consistent with the shareholder approval requirements of Section 162(m) of the Code.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 6:00 a.m., Central Time, on May 16, 2007. If you do so, you do not need to mail your proxy card.

Vote by Internet • Access the World Wide Web site www.investorvote.com to vote via the Internet. You can also register at this site to access future proxy materials electronically.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•      Use a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-800-652-VOTE (8683) and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A	Election of Directors — The Board of Directors recommends a vote FOR the following three (3) nominees as directors to serve terms expiring in 2010 (Class II):

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Terrence J. Baehr	☐	☐	02 - Stanley N. Pontius	☐	☐	03 - Ronald W. Tysoe	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. To approve the adoption of The Ohio Casualty Insurance Company Annual Incentive Plan for Executive Officers	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as independent public accountants for the fiscal year 2007	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature or signatures to this proxy must be the same as the name or names which appear hereon. Persons signing as attorneys, executors, administrators, trustees or guardians should give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

Proxy — Ohio Casualty Corporation

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS MAY 16, 2007

Each undersigned shareholder of Ohio Casualty Corporation (the “Company”) hereby constitutes and appoints Dan R. Carmichael and Debra K. Crane, or any one of them, with full power of substitution in each of them, as proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held in the Ohio Casualty University Auditorium at Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, on Wednesday, May 16, 2007, at 10:30 a.m., local time, and at any adjournment thereof, all of the common shares of the Company the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, including any common shares held on the undersigned’s behalf in The Ohio Casualty Insurance Company Employee Savings Plan, as indicated on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, EXCEPT FOR ANY SHARES THE UNDERSIGNED HOLDS IN THE OHIO CASUALTY INSURANCE COMPANY EMPLOYEE SAVINGS PLAN, WHICH WILL BE VOTED ACCORDING TO PLAN RULES. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given by the undersigned are hereby revoked. Receipt of the accompanying Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2006, is hereby acknowledged.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.